                                                                  EXECUTION COPY



                            NOTE PURCHASE AGREEMENT
                        DATED AS OF SEPTEMBER 30, 1997

                                     AMONG

                        WESTERN MICRO TECHNOLOGY, INC.,
                                   AS ISSUER

                             WMT ACQUISITION CORP.
                         SAVOIR TECHNOLOGY GROUP, INC.
                        STAR MANAGEMENT SERVICES, INC.
                              INET SYSTEMS, INC.
                            STAR DATA INTERNATIONAL
                           SIRIUS INVESTMENTS, INC.
                            STAR DATA SYSTEMS, INC.
                                 AS GUARANTORS

                                      AND

                            ROBERT FLEMING INC. AND
                        CANPARTNERS INVESTMENTS IV, LLC
                                 AS PURCHASERS

                                      AND

                       CANPARTNERS INVESTMENTS IV,  LLC,
                          AS AGENT FOR THE PURCHASERS

                          __________________________

                                  $15,700,000
                     SECOND PRIORITY SENIOR SECURED NOTES
                                   DUE 2000
                          __________________________

                               TABLE OF CONTENTS
                               -----------------

                                                                                              Page
                                                                                              ----
RECITALS....................................................................................   1

ARTICLE I
          DEFINITIONS AND INTERPRETATION....................................................   2
          Section 1.01.    Certain Defined Terms............................................   2
          Section 1.02.    Computation of Time Periods......................................  16
          Section 1.03.    Accounting Terms.................................................  17
          Section 1.04.    References to this Agreement.....................................  17
          Section 1.05.    Miscellaneous Terms..............................................  17

ARTICLE II
          THE NOTES.........................................................................  17
          Section 2.01.    Sale and Purchase of Notes.......................................  17
          Section 2.02.    Registration of Notes............................................  17
          Section 2.03.    Transfer and Exchange of Notes...................................  18
          Section 2.04.    Replacement of Notes.............................................  19
          Section 2.05.    Payments on Notes................................................  19
          Section 2.06.    Optional Put.....................................................  20
          Section 2.07.    Mandatory Offers to Repurchase the Notes.........................  20
          Section 2.08.    Optional Prepayments of the Notes................................  23
          Section 2.09.    Purchases of Notes...............................................  24
          Section 2.10.    Tender of Notes to Pay Warrant Exercise Price....................  24

ARTICLE III
          GUARANTEE OF NOTES................................................................  24
          Section 3.01.    Agreement of Guaranty............................................  24
          Section 3.02.    Guaranty Irrevocable.............................................  25
          Section 3.03.    Certain Waivers..................................................  26
          Section 3.04.    Certain California Law Waivers...................................  26
          Section 3.05.    Limitations on Subrogation.......................................  27
          Section 3.06.    Limit on Amount of Guaranty......................................  27
          Section 3.07.    Certain Mergers and Consolidations...............................  28
          Section 3.08.    Release of Guaranty under Certain Circumstances..................  28
          Section 3.09.    Subordination of Certain Indebtedness............................  28
          Section 3.10.    Guarantors' Indemnity............................................  29
          Section 3.11.    No Duty of Inquiry...............................................  29
          Section 3.12.    No Duty to Provide Data to Guarantors............................  29
          Section 3.13.    Rights Cumulative................................................  29
          Section 3.14.    Certain Waivers Regarding Interest Accruals......................  29
          Section 3.15.    Continuation of Guaranty.........................................  29
          Section 3.16.    Continuing Guaranty..............................................  30

ARTICLE IV
     CLOSING............................................................................... 30
     Section 4.01.    Closing of Purchase and Sale of Notes................................ 30
     Section 4.02.    Additional Conditions to Closing..................................... 30

ARTICLE V
     REPRESENTATIONS AND WARRANTIES........................................................ 34
     Section 5.01.    Representation and Warranties of the Obligors........................ 34
     Section 5.02.    Representations of the Purchasers.................................... 42

ARTICLE VI
     REPORTING AND AFFIRMATIVE COVENANTS................................................... 42
     Section 6.01.    Financial and Business Information................................... 42
     Section 6.02.    Officer's Certificate................................................ 44
     Section 6.03.    Inspection........................................................... 45
     Section 6.04.    Compliance with Law.................................................. 45
     Section 6.05.    Insurance............................................................ 45
     Section 6.06.    Maintenance of Properties............................................ 46
     Section 6.07.    Payment of Taxes and Claims.......................................... 47
     Section 6.08.    Corporate Existence, etc............................................. 47
     Section 6.09.    Maintenance of Books and Records..................................... 47
     Section 6.10.    Maintenance of Line of Business...................................... 47
     Section 6.11.    Private Placement Numbers............................................ 47
     Section 6.12.    Liens................................................................ 47
     Section 6.13.    Rule 144............................................................. 48
     Section 6.14.    Use of Proceeds...................................................... 48
     Section 6.15. Right to Provide Financing.............................................. 48
     Section 6.16.    Further Assurances; Security Interests............................... 49
     Section 6.17.    Additional Wholly-Owned Subsidiaries................................. 50
     Section 6.18.    Interest Rate Contract............................................... 50
     Section 6.19.    Lien Schedule........................................................ 50

ARTICLE VII
     NEGATIVE COVENANTS...................................................................  50
     Section 7.01.    Limitation on Certain Transactions Between the Issuer and Related
             Persons......................................................................  50
     Section 7.02.    Merger, Consolidation, etc..........................................  50
     Section 7.03.    Limitation on Asset Sales...........................................  50
     Section 7.04.    Restricted Payments and Investments.................................  51
     Section 7.05.    Limitation on Additional Indebtedness...............................  51
     Section 7.06.    Limitation on Creation of Liens.....................................  52
     Section 7.07.    Rank of Future Indebtedness.........................................  52
     Section 7.08.    Creation of Subsidiaries; Additional Guarantors.....................  52
     Section 7.09.    Receivables.........................................................  53
     Section 7.10.    Bank Accounts.......................................................  53
     Section 7.11.    Restrictions on Sale and Issuance of Capital Stock..................  53

     Section 7.12.    Limitation on Security Interest Restrictions.............................  53
     Section 7.13.    Fixed Charge Coverage Ratio Test.........................................  54
     Section 7.14.    Minimum EBITDA Test......................................................  54
     Section 7.15.    Minimum Consolidated Net Worth...........................................  54
     Section 7.16.    Maximum Capital Expenditures.............................................  54
     Section 7.17.    Amendments to the IBM Facility...........................................  54
     Section 7.18.    Amendments to the Acquisition Agreement..................................  54

ARTICLE VIII
     EVENTS OF DEFAULT AND REMEDIES............................................................  54
     Section 8.01.    Events of Default........................................................  54
     Section 8.02.    Remedies on Event of Default, Etc........................................  57

ARTICLE IX
     THE AGENT.................................................................................  59
     Section 9.01.    Appointment..............................................................  59
     Section 9.02.    Nature of Duties.........................................................  59
     Section 9.03.    Rights, Exculpation, Etc................................................   60
     Section 9.04.    Reliance................................................................   60
     Section 9.05.    Indemnification..........................................................  61
     Section 9.06.    Successor Agents.........................................................  61
     Section 9.07.    Relations Among Holders..................................................  62
     Section 9.08.    Concerning the Collateral and the Transaction Documents..................  62

ARTICLE X
     SUBORDINATION.............................................................................  63
     Section 10.01.  Notes Subordinated to Senior Debt.........................................  63

ARTICLE XI
     MISCELLANEOUS.............................................................................  63
     Section 11.01.  Expenses, etc.............................................................  63
     Section 11.02.  Survival of Representations and Warranties; Entire Agreement..............  64
     Section 11.03.  Amendment and Waiver......................................................  64
     Section 11.04.  Notices...................................................................  65
     Section 11.05.  Reproduction of Documents.................................................  66
     Section 11.06.  Confidential Information..................................................  67
     Section 11.07.  Transfers of Notes........................................................  68
     Section 11.08.  Successors and Assigns....................................................  68
     Section 11.09.  Severability..............................................................  68
     Section 11.10.  Construction..............................................................  68
     Section 11.11.  Counterparts..............................................................  68
     Section 11.12.  Governing Law.............................................................  68
     Section 11.14.  Indemnification...........................................................  69
     Section 11.15   Maximum Rate..............................................................  70

                            NOTE PURCHASE AGREEMENT

          THIS NOTE PURCHASE AGREEMENT (as the same may be amended, supplemented or otherwise modified from time to time, this "AGREEMENT") is entered into as of September 30, 1997 by and among (i) WESTERN MICRO TECHNOLOGY, INC., a Delaware corporation (the "ISSUER"), (ii) ROBERT FLEMING INC., a Delaware corporation, and CANPARTNERS INVESTMENTS IV, LLC, a California limited liability company (collectively "PURCHASERS"), (iii) CANPARTNERS INVESTMENTS IV, LLC, a California limited liability company ("CANPARTNERS"), in its capacity as agent for the Holders (as defined below) (in such capacity, the "AGENT"), and (iv) WMT ACQUISITION CORP. a California corporation ("WMT"), SAVOIR TECHNOLOGY GROUP, INC., a Delaware corporation ("STG"), STAR MANAGEMENT SERVICES, INC., a Delaware corporation ("SMS"), INET SYSTEMS, INC., a Texas corporation ("INET"), STAR DATA INTERNATIONAL, a company organized under the laws of the Virgin Islands ("SDI"), SIRIUS INVESTMENTS, INC., a Nevada corporation ("SII"), and STAR DATA SYSTEMS, INC. a Texas corporation ("SDS")(collectively, "GUARANTORS").

                                   RECITALS

          WHEREAS, the Issuer desires to sell and the Purchasers desire to purchase in each case on the terms and conditions set forth in this Agreement, secured notes issued by the Issuer in an aggregate principal amount of $15,700,000, which notes shall be in substantially the form of Exhibit A
                                                               ---------
attached hereto and made a part hereof (together with any such notes issued in substitution or replacement therefor pursuant to Sections 2.03 and 2.04,
                                                 -------------     ----
respectively, of this Agreement, the "NOTES");

          WHEREAS, the Purchasers have required as a condition, among others, to their purchase of the Notes that each Wholly-Owned Subsidiary as of the date hereof, and each other Person that becomes a Wholly-Owned Subsidiary of Issuer after the date of this Agreement unconditionally guarantee the prompt and complete payment and performance of the Issuer's obligations under the Notes, this Agreement and the other Note Documents; and

          WHEREAS, to provide assurance for the repayment of the Notes, the Issuer and the Guarantors will provide or will cause to be provided to the Purchasers, a security interest in the Collateral and a pledge of the Pledged Securities pursuant to the applicable Security Agreement;

          WHEREAS, concurrently with the issuance of the Notes, the Issuer has agreed to issue to the Purchasers warrants to purchase 400,000 shares of the Issuer's common stock (the "WARRANTS") on substantially the terms set forth in the Warrant Agreement of even date herewith by and among the Issuer and the Purchasers (the "WARRANT AGREEMENT");

          WHEREAS, each Purchaser shall acquire fifty percent (50%) of the Notes and fifty percent (50%) of the Warrants.

          NOW, THEREFORE, in consideration of the foregoing and each of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I
                        DEFINITIONS AND INTERPRETATION

          SECTION 1.01. CERTAIN DEFINED TERMS. As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

          "ACQUISITION" means the purchase by the Issuer of one hundred percent (100%) of the outstanding stock of SMS, pursuant to the Acquisition Agreement between the Issuer and the SMS Sellers and the documents related thereto.

          "ACQUISITION AGREEMENT" means the Stock Purchase Agreement of June 9, 1997, by and among the SMS Sellers, the Issuer and SMS.

          "ACQUISITION AGREEMENT ASSIGNMENT" means the assignment of the Acquisition Agreement of even date herewith between the Issuer and the Agent, as the same may be amended, supplemented or otherwise modified from time to time.

          "AFFILIATE" means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such Person. As used in this definition, "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Issuer.

          "AGENT"  is defined in the preamble to this Agreement.

          "AGREEMENT" is defined in the preamble to this Agreement.

          "ASSET SALE" means, with respect to a Person, in one transaction or a series of related transactions, directly or indirectly (or having the effect, result or consequence of) (a) any conveyance, sale, lease, transfer, assignment or other disposition of, any of its property, business or assets or (b) any issuance sale, assignment, transfer or other disposition of shares of Capital Stock of a Subsidiary (other than to Issuer or a Wholly Owned Subsidiary) provided, however, that the Obligors shall not be deemed to have made an Asset
-----------------
Sale to the extent that: (i) in the ordinary course of business, any Obligor shall convey, sell, lease, transfer, assign or otherwise dispose of any asset acquired and held for resale in the ordinary course of business; (ii) any Obligor shall sell damaged, worn out or other obsolete property in the ordinary course of business; (iii) any Obligor shall convey, sell, transfer, assign or otherwise dispose of assets to Issuer or any Subsidiary, and such assets are subject to the security interest created by the Security Agreements to which such transferee is a party; or (iv) any Obligor shall convey, sell, lease, transfer, assign or otherwise dispose of assets or rights if the aggregate proceeds to the Obligors from all such actions in this clause do not exceed $100,000 in any transaction or series of related transactions. The conveyance, sale, lease, transfer, assignment or other disposition of all or substantially all of the assets of Issuer and its Subsidiaries, taken as a whole, shall be governed by the provisions of Section 7.02 hereof, as applicable, and shall not
                               ------------
constitute an Asset Sale.

          "BANKRUPTCY CODE" means Title 11 of the United States Code (11 U.S.C.
(S)(S) 101 et seq.).
           -- ---

          "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar federal or state law now or hereafter in effect for the relief, supervision, conservation, reorganization or liquidation of debtors or for the benefit of creditors.

          "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which commercial banks in Los Angeles, California are required or authorized to be closed.

          "CANPARTNERS" is defined in the preamble to this Agreement.

          "CAPITAL EXPENDITURES" means, for any period, the aggregate of all expenditures (whether payable in cash or other Property or accrued as a liability (but without duplication)) during such period that, in conformity with GAAP, are required to be included in or reflected by the Issuer's or any of its Subsidiaries' fixed assets accounts as reflected in any of their respective balance sheets; provided, however, (i) Capital Expenditures shall include,
                -----------------
whether or not such a designation would be in conformity with GAAP, (A) that portion of Capital Leases which is capitalized on the consolidated balance sheet of the Issuer and its Subsidiaries and (B) expenditures for Equipment which is purchased simultaneously with the trade-in of existing Equipment owned by the Issuer or any of its Subsidiaries, to the extent the gross purchase price of the purchased Equipment exceeds the book value of the Equipment being traded in at such time; and (ii) Capital Expenditures shall exclude, whether or not such a designation would be in conformity with GAAP, expenditures made in connection with the replacement or restoration of Property, to the extent reimbursed or financed from insurance or condemnation proceeds not constituting Net Cash Proceeds.

          "CAPITAL LEASE" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

          "CAPITAL STOCK" means, with respect to any Person, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock of such Person (if a corporation) or any and all similar ownership interests in a Person (other than a corporation) whether now outstanding or issued after the date of this Agreement.

          "CASH FLOW PERIOD" means the period commencing on the Closing Date and ending on December 31, 1997, and, as separate periods, each calendar year of the Issuer thereafter.

          "CHANGE OF CONTROL" means the occurrence of one or more of the following events after the date hereof:

          (a) a sale, lease, license, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of Issuer and its Subsidiaries, taken as a whole, to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act);

          (b) the dissolution or liquidation of Issuer or any of its Subsidiaries, or Issuer or any of its Subsidiaries or its directors or stockholders shall take any action to dissolve or liquidate Issuer or any of its Subsidiaries;

          (c) the acquisition by any Person or group (within the meaning of Rule 13d-5 under the Exchange Act, as in effect on the Closing Date) of beneficial ownership, directly or indirectly, through a purchase, merger, consolidation or other acquisition transaction of 50% or more of the total voting power of all issued and outstanding shares of the capital stock (i) of the Issuer entitled to vote generally in the election of directors or (ii) of the surviving Person (if the Issuer is not the surviving entity in a merger permitted by Section 7.02) entitled to vote in the election of directors,
             ------------
managers or trustees of such other Person; or

          (d) the election or appointment within any consecutive twelve (12) month period of directors constituting a majority of the board of directors who were not directors at the beginning of such period.

          "CLOSING" is defined in Section 4.01.
                                  ------------

          "CLOSING DATE" is defined in Section 4.01.
                                       ------------

          "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

          "COLLATERAL" means "Collateral" as defined in the Issuer Security and Pledge Agreement and "Collateral" as defined in the Guarantor Security and Pledge Agreement.

          "COMMISSION"  means the Securities and Exchange Commission.

          "COMMON STOCK" means (i) the common shares of the Issuer, $0.01 par value, as set forth in the Certificate of Incorporation of the Issuer and (ii) any securities issued in respect of or exchange for the securities described in clause (i) pursuant to a stock dividend, stock split, recapitalization, merger or reclassification.

          "CONFIDENTIAL INFORMATION"  is defined in Section 11.06.
                                                    -------------

          "CONSOLIDATED NET INCOME" means, for any period, the aggregate of the net income (or loss) of the Issuer and its Subsidiaries on a consolidated basis determined in accordance with GAAP, provided that there shall be excluded from
                                    --------
such net income (or loss) (to the extent otherwise included therein): (i) the net income (or loss) of any other Person which is not a Wholly-Owned Subsidiary or is accounted for by the Issuer by the equity method of accounting (except to the extent of the amount of any dividends or distributions paid to the Issuer or a Wholly-Owned Subsidiary during such period), (ii) all gains or losses, realized in connection with any Asset Sale, (iii) all other income or gains or losses from extraordinary items, in each case determined in accordance with GAAP, and (iv) the net income of any Person acquired in a pooling of interests transaction for any period prior to the date of acquisition.

          "CONSOLIDATED NET WORTH" means, as of any date of determination for any Person, the stockholders' equity of such Person and its Subsidiaries on a consolidated basis determined in accordance with GAAP.

          "CONTRIBUTION AGREEMENT" means the Contribution Agreement of even date herewith between the Guarantors and the Agent, as the same may be amended, supplemented or otherwise modified from time to time.

          "DEFAULT" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

          "DEFAULT RATE" means that rate of interest that is 1.375% per month.

          "EBITDA" means (i) the Consolidated Net Income (or loss) of the Issuer, plus (ii) depreciation and amortization expense for such period, plus
        ----                                                             ----
(iii) federal, state and local income (or equivalent) taxes accrued for such period, plus (iv) total interest expense for such period (including amortization
        ----
of capitalized Indebtedness issuance costs), whether paid or accrued (including the interest component of Capital Leases), including all commissions, discounts and other fees and charges owed with respect to letters of credit, plus (v) non
                                                                   ----
cash-charges and extraordinary, unusual or non-recurring losses for early extinguishment of Indebtedness for such period, minus (vi) extraordinary,
                                                -----
unusual or non-recurring gains for such period, in each case determined in accordance with GAAP and, in the case of clauses (ii) through (vi), to the extent included in the determination of Consolidated Net Income for such period.

          "EBITDA FLOOR" shall mean for the fourth quarter of 1997, $3,730,000; for the first quarter of 1998, $3,995,000; for the second quarter of 1998, $3,535,000; for the third quarter of 1998, $2,940,000; for the fourth quarter of 1998, $3,630,000; for the first quarter of 1999, $4,345,000; for the second quarter of 1999, $4,570,000; for the third quarter of 1999, $4,525,000; for the fourth quarter of 1999, $5,490,000; for the first quarter of 2000, $4,910,000; for the second quarter of 2000, $5,240,000; and for the third quarter of 2000, $5,435,000.

          "ENVIRONMENTAL LAWS" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

          "EQUITY INTEREST" means the legal or beneficial ownership of all or a portion of the equity of a Person, including but not limited to preferred or common stock, options, warrants or rights to acquire stock, interests in a limited liability company, trusts, interests in a general or limited partnership or interests in other Persons, however denominated.

          "ERISA" means the Employee Retirement Income Security Act of 1974.

          "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that is treated as a single employer together with any Obligor under section 414 of the Code.

          "EVENT OF DEFAULT" is defined in Section 8.01.
                                           ------------

          "EXCESS CASH FLOW" means for any Cash Flow Period (without duplication), an amount equal to the Issuer's consolidated (i) EBITDA, plus (ii)
                                                                       ----
the net reduction, if any, in Working Capital during such period, minus (iii)
                                                                  -----
extraordinary gains on Asset Sales during such period, minus (iv) the net
                                                       -----
increase, if any, in Working Capital during such period, minus (v) federal,
                                                         -----
state and local income (or equivalent) taxes paid in cash, minus (vi) Capital
                                                           -----
Expenditures paid in cash during such period, minus (vii) any expenses paid in
                                              -----
cash during such period and relating to restructuring charges which payments do not otherwise operate as a reduction to Working Capital, minus (viii) interest
                                                         -----
expense paid in such period, including, without limitation, the interest component of all Capital Leases, all commissions, fees and discounts with respect to letters of credit and other Indebtedness, but excluding any original issue discount, interest paid in kind or amortized debt discount to the extent included in determining interest expense, minus (ix) prepayments paid in cash
                                          -----
pursuant to Section 2.06 and Section 2.07 (other than prepayments made pursuant
            ------------     ------------
to Section 2.07(a)) and, minus (x) scheduled amortization of the principal
   ----------------      -----
portion of all other Indebtedness of the Issuer and its Subsidiaries during such period.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934.

          "EXTRAORDINARY FUNDING" means any disbursement to Issuer or any Wholly-Owned Subsidiary in connection with the incurrence of indebtedness (if permitted hereunder) or the procurement of equity financing by such entity.

          "FAIR MARKET VALUE" means, with respect to any asset of the Issuer or any of its Subsidiaries, the value of the consideration obtainable in a sale of such asset in the open market, assuming a sale by a willing seller to a willing purchaser dealing at arm's length and arranged in an orderly manner over a reasonable period of time, each having reasonable knowledge of the nature and characteristics of such asset, neither being under any compulsion to act, determined by the Issuer in good faith, provided, that if
                                                               --------
the book value of the assets being sold is in excess of $100,000 and such sale is not made in the ordinary course of business of the applicable Person, such determination shall be evidenced by a resolution of the board of directors of the Issuer.

          "FIXED CHARGE COVERAGE RATIO" means, for any period and with respect to the Issuer and its Subsidiaries on a consolidated basis, the ratio of (a) (i) EBITDA for such period, minus, (ii) federal, state and local income (or
                        -----
equivalent) taxes accrued during such period, minus (iii) Capital Expenditures
                                              -----
paid in cash during such period, to (b) the sum of (i) scheduled principal payments of Indebtedness paid or payable during such period, plus (ii) total
                                                             ----
interest expense accrued for such period (including the interest component of Capital Leases), including all commissions, discounts and other fees and charges owed with respect to letters of credit, in each case determined in accordance with GAAP.

          "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America, as applied by the Issuer and its Subsidiaries on a consistent basis.

          "GOVERNING DOCUMENTS" means , with respect to any corporation, limited liability company or partnership (a) the articles/certificate of incorporation (or the equivalent formation documents) of such corporation or limited liability company, (b) the partnership agreement executed by the partners in the partnership, (c) the by-laws (or the equivalent organizational documents) of the corporation, limited liability company or partnership and (d) any document setting forth the designation, amount and/or relative rights, limitations and preferences of any class or series of such corporation's capital stock or such limited liability company's or partnership's equity or ownership interests.

          "GOVERNING LAW" means the law of the State of California excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

          "GOVERNMENTAL AUTHORITY" means (a) the government of (i) the United States of America or any State or other political subdivision thereof, or (ii) any jurisdiction in which any Obligor conducts all or any part of its business, or which asserts jurisdiction over any properties of such Obligor, or (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

          "GUARANTOR" and "GUARANTORS" is defined in the preamble to this Agreement; provided, however, that no Person shall be a Guarantor after such
           -----------------
time as it has been released from its guaranty of the Notes pursuant to the provisions of this Agreement.

          "GUARANTOR SECURITY AND PLEDGE AGREEMENT" means the Guarantor Security and Pledge Agreement of even date herewith among the Guarantors and the Agent, as the same may be amended, supplemented or otherwise modified from time to time.

          "GUARANTY OBLIGATION" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person: (a) to purchase such indebtedness or obligation or any property constituting security therefor; (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation; (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof. The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determined amount of any primary obligation in respect of which such Guaranty Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Guaranty Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

          "GUARANTY" means, with respect to any Wholly-Owned Subsidiary its guaranty of the Notes and all of its obligations thereunder as set forth in
Article III hereof.

          "HAZARDOUS MATERIAL" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

          "HIGHEST LAWFUL RATE" means, at any given time during which any Obligations shall be outstanding hereunder, the maximum nonusurious interest rate that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Obligations, under the laws of the State of California (or the law of any other jurisdiction whose laws may be mandatorily applicable notwithstanding other provisions of this Agreement and the other Note Documents), or under applicable federal laws which may presently or hereafter be in effect and which allow a higher maximum nonusurious interest rate than under the laws of the State of California (or such other jurisdiction's) law, in any case after taking into account, to the extent permitted by applicable law, any and all relevant payments or charges under this Agreement and any other Note Documents executed in connection herewith, and any available exemptions, exceptions and exclusions.

          "HOLDER" means, with respect to any Note, the Purchaser thereof or any assignee of such Purchaser.

          "IBM" means IBM Credit Corporation.

          "IBM FACILITY" means that certain Inventory and Working Capital Financing Agreement dated December 1, 1996 between IBM and Issuer, as the same has been heretofore and may be hereafter amended, supplemented or modified, for a $75 million revolving credit facility (the "Revolving Loan") and a $10 million term loan (the "Acquisition Loan") including all Guaranties and security agreements relating thereto.

          "IBM INTERCREDITOR AGREEMENT" means that certain Subordination and Intercreditor Agreement among IBM, Agent, Issuer, WMT, STG, SMS, INET, SDI, SII, and SDS of even date herewith.

          "INDEBTEDNESS" with respect to any Person means, at any time, without duplication, (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock; (b) its liabilities for the deferred purchase price of Property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such Property); (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases; (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities); (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money); (f) all monetary obligations or liabilities owed by any Obligor under the IBM Facility or the Acquisition Agreement; and (g) any Guaranty Obligation of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

          "INSOLVENCY EVENT" means any of the events described in paragraphs (h) and (j) of Section 8.01.
           ------------

          "INTEREST RATE AGREEMENT" means any interest rate protection or hedge agreement, including without limitation, interest rate futures, options, swap, floors and cap agreements.

          "INVESTMENT" means, with respect to any Person, (i) any purchase or other acquisition by that Person of securities, or of a beneficial interest in securities, issued by any other Person, (ii) any purchase by that Person of all or substantially all of the assets of a business conducted by another Person, and (iii) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable, advances to employees and similar items made or incurred in the ordinary course of business) or capital contribution by that Person to any other Person, including all Indebtedness owed to such Person arising from a sale of property by such Person other than in the ordinary course of its business. The amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto less the amount of any return of capital or principal to the extent such return is in cash with respect to such Investment without any adjustments for increases or decreases in value or write-ups, write-downs or write-offs with respect to such Investment.

          "ISSUER" is defined in the preamble to this Agreement.

          "ISSUER SECURITY AND PLEDGE AGREEMENT" means the Issuer Security and Pledge Agreement of even date herewith between the Issuer and the Agent, as the same may be amended, supplemented or otherwise modified from time to time.

          "LIEN" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

          "LINE OF BUSINESS" means the sale of commercial multi-user computer systems and related products, software and services and the distribution of mid-range computer systems and related equipment, software and services.

          "MATERIAL" means material in relation to the business, operations, financial condition, assets, properties or prospects of the Issuer and its Subsidiaries taken as a whole.

          "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, operations, financial condition, assets, properties or prospects of the Issuer and its Subsidiaries taken as a whole, or (b) the ability of any Obligor to perform its Material obligations under this Agreement, the Notes or the other Note Documents, or (c) the validity or enforceability of this Agreement, the Notes or the other Note Documents.

          "MULTIEMPLOYER PLAN" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

          "NET CASH PROCEEDS" means, with respect to any Asset Sale or Extraordinary Funding, the aggregate amount of cash consideration received by the Issuer or any of its Subsidiaries in connection with such Asset Sale or Extraordinary Funding after deduction of all reasonable and customary fees, costs and expenses (including payment of unassumed liabilities relating to such Asset Sale within thirty (30) days of such Asset Sale and any portion of the proceeds which the Issuer determines should be reserved for post-closing adjustments until such post-closing adjustment reserves are no longer reserved) directly incurred by the Issuer or such Subsidiary in connection therewith.

          "NET WORTH FLOOR" means (i) for the year ended December 31, 1997, $31 million; (ii) for the year ended December 31, 1998, $35 million; and (iii) for the year ended December 31, 1999, $41 million.

          "NOTE DOCUMENTS" means, collectively, this Agreement, the Notes, the Warrants, the Warrant Agreement, the Registration Rights Agreement, the Security Agreements, the Contribution Agreement and all other documents, agreements, instruments, opinions and certificates now or hereafter delivered in connection herewith or therewith (other than the Acquisition Agreement and the documents related thereto).

          "NOTES" is defined in the recitals to this Agreement.

          "OBLIGATIONS" means all present and future obligations and liabilities of any Obligor arising under or in connection with any Note Document, due or to become due to any Holder or any other Person entitled to indemnification pursuant to Section 11.13, or (to the extent permitted by the Note Documents)
            -------------
any of their respective successors, transferees or assigns, and shall include, without limitation, (i) unpaid principal and interest under the Notes (including interest accruing on or after the occurrence of an Insolvency Event, whether or not allowed as a claim in any proceeding relating to the Insolvency Event), (ii) fees, expenses and indemnification and expense reimbursement obligations arising under any of the Note Documents, and (iii) the obligations of the Guarantors arising under Article III of this Agreement.
              -----------

          "OBLIGOR" means the Issuer or any Guarantor and "OBLIGORS" means the Issuer and all of the Guarantors.

          "OFFICER'S CERTIFICATE" means a certificate of a Senior Financial Officer or of any other officer of any Obligor whose responsibilities extend to the subject matter of such certificate.

          "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

          "PERMITTED BUSINESS INVESTMENTS" means (i) any Investments in a Guarantor or in any Person that becomes a Wholly-Owned Subsidiary as a result of such Investment so long as such Person becomes, at the time of the Investment, and remains, a Guarantor, (ii) loans and advances to officers, directors and employees of the Issuer and the Guarantors for travel, entertainment and moving and other relocation expenses made in direct furtherance and in the ordinary course of business, (iii) Investments and payments to any employee, officer or director of the Issuer or the Guarantors pursuant to Plans or compensation arrangements entered into in the ordinary course of business and approved by the Board of Directors of the Issuer or such Guarantor or payments, contributions or transactions relating to such Plans, (iv) to the extent that no Default or Event of

Default then exists or would result therefrom, Investments in any Person to the extent the consideration paid consists solely of Common Stock of the Issuer and the consideration received for such Common Stock of the Issuer becomes part of the Collateral, and (v) to the extent that no Default or Event of Default then exists or would result therefrom, the acquisition of capital stock, obligations or securities of (A) a Guarantor or (B) a Person that is engaged primarily in a business described in the definition of Line of Business and after giving effect to the Investment becomes a Guarantor; provided, that the
                                                           --------
aggregate principal amount of loans, advances and Investments made pursuant to clauses (ii) and (iii) above shall not exceed $250,000 at any time outstanding.

          "PERMITTED INVESTMENTS" means (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States,
(ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, (iii) commercial paper or other corporate short term obligations of corporations, the commercial paper of which has, at the time of acquisition, no less than a BBB rating obtainable from Standard & Poor's Rating Group (a division of McGraw-Hill, Inc.) or a Baa3 rating from Moody's Investor's Service, Inc., (iv) demand deposits, certificates of deposit (including Eurodollar certificates of deposit) or bankers' acceptances issued by commercial banks, savings and loans or other financial institutions organized under the laws of the United States of America or any state thereof or the District of Columbia, each having capital and surplus of, in the case of any such institution organized under the laws of the United States or any political subdivision thereof, not less than $100,000,000 or, in the case of any such institution organized under the laws of any foreign jurisdiction, not less than $500,000,000 ("QUALIFYING BANKS"), (v) repurchase agreements and reverse repurchase agreements with Qualifying Banks, (vi) money market funds organized under the laws of the United States of America or any state thereof and administered by securities dealers of recognized national standing, (vii) any Investment in Persons that are Wholly-Owned Subsidiaries of the Issuer; (viii) negotiable instruments endorsed for deposit or collection or similar instruments in the ordinary course of business, (ix) any Investment outstanding on the date of this Agreement, as set forth on Schedule 1.01-A, and any extension, renewal,
                                   ---------------
refinancing or deferral of such Investment provided that such extension, renewal, refinancing or deferral does not increase the amount of such Investment outstanding on the date of such extension, renewal, refinancing or deferral and
(x) Permitted Business Investments.

          "PERMITTED LIENS" means (i) Liens (other than Liens arising under ERISA or any Environmental Laws) for taxes, assessments or governmental charges or claims which are not yet delinquent or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor; (ii) statutory Liens of landlords and carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate process of law, if a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor; (iii) purchase money mortgages, pledges or other Liens upon, or obligations under Capital Leases related to, any property acquired by a Person to effect the acquisition of such property, including, without limitation, Liens incurred, assumed or taken subject to in connection with the acquisition of inventory or other goods used in the ordinary course of business of such Person, any industrial development bonds issued in connection with the acquisition of facilities, related letters of credit and Liens securing such letters of credit; provided, however, that no such mortgage, pledge, Lien or Capital Lease obligation shall extend to or cover any other property; (iv) Liens (other than Liens imposed under ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (v) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of like nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money) and deposits made in the ordinary course of business to secure liability for premiums to insurance carriers; (vi) attachment or judgment Liens not giving rise to a Default or an Event of Default; (vii) easements, rights-of-way, restrictions and other similar charges or encumbrances not interfering with the ordinary conduct of the business of any Obligor; (viii) leases or subleases granted to others not interfering in any material respect with the ordinary conduct of the business of any Obligor; (ix) Liens securing Indebtedness of a Person at the time such Person is acquired by or becomes a Subsidiary of the Issuer (whether by merger, consolidation or otherwise), to the extent such Indebtedness is permitted under this Agreement; (x) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of any Obligor on deposit with or in possession of such bank; (xi) additional Liens securing other Indebtedness permitted hereby encumbering Property having a fair market value not in excess of $100,000 at any one time; (xii) any renewal of or substitution for any of the foregoing, provided that such renewed or
                                             --------
substituted Liens do not encumber Property other than that encumbered by the original Lien; (xiii) all liens created, or hereafter created, in connection with the IBM Facility as in effect as of the Closing Date; (xiv) Liens place upon machinery and equipment used in the ordinary course of business to secure all or a portion of the purchase price thereof; (xv) Liens arising from precautionary UCC financing statement filings regarding operating leases entered into by the Issuer or any of its Subsidiaries in the ordinary course of business; and (xvi) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Issuer or any of its Subsidiaries in the ordinary course of business in accordance with the past practices of the Issuer or such Subsidiary.

          "PERSON" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

          "PLAN" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by any Obligor or any ERISA Affiliate or with respect to which any Obligor or any ERISA Affiliate may have any liability.

          "PLEDGED SECURITIES" means all of the issued and outstanding Equity Interests of the Subsidiaries that are not subject to a Security Interest Restriction.

          "PLEDGORS" means those Obligors identified on Schedule 5.01(f)(ii).
                                                        --------

          "PREFERRED STOCK" means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

          "PROPERTY" or "PROPERTIES" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

          "PURCHASERS" OR "PURCHASER" means collectively, as of the Closing Date, each Person a signatory hereto as a Purchaser and, at any other given time, each Person which is a party hereto as a Purchaser.

          "REDEMPTION PERCENTAGE" means the applicable percentage set forth in the first sentence of Section 2.08(a).

          "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement of even date herewith between the Issuer and the Purchasers, as the same may be amended, supplemented or otherwise modified from time to time.

          "RELATED PERSON" means any Affiliate of the Issuer or any officer, employee, director or stockholder of the Issuer or any Affiliate, or any "member of the immediate family" of any of the foregoing (as such term is defined in Item 404 of Regulation S-K).

          "REQUIRED HOLDERS" means, at any time, the Holders of more than fifty percent in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Issuer or any of its Related Persons).

          "REQUIREMENT OF LAW" means (a) the Governing Documents of a Person,
(b) any law, treaty, rule, regulation, order or determination of an arbitrator, court or other Governmental Authority or (c) any franchise, license, lease, permit, certificate, authorization, qualification, easement, right of way, right or approval binding on a Person or any of its property.

          "RESPONSIBLE OFFICER" means any Senior Financial Officer and any other officer of any Obligor with responsibility for the administration of the relevant portion of this Agreement or any Note Document.

          "SERIES A PREFERRED STOCK" means that certain Series A Preferred Stock of the Company, par value $0.01 per share issued on or about September 19, 1997.

          "SERIES B PREFERRED STOCK" means the Series B Preferred Stock of the Issuer, as set forth in the Issuer's Certificate of Incorporation.

          "SECURITIES" means the Notes, the Warrants and the Common Stock of the Issuer issuable upon exercise of the Warrants.

          "SECURITIES ACT" means the Securities Act of 1933.

          "SECURITY AGREEMENTS" means (a) the Issuer Security and Pledge Agreement, (b) the Guarantor Security and Pledge Agreement, and (c) the Acquisition Agreement Assignment.

          "SECURITY INTEREST RESTRICTION" means, as applicable, "Security Interest Restriction" as defined in the Issuer Security and Pledge Agreement or "Security Interest Restriction" as defined in the Guarantor Security and Pledge Agreement.

          "SECURITY PROPERTY" means with respect to the Issuer, "Security Property" as defined in the Issuer Security and Pledge Agreement, and with respect to each Guarantor, "Security Property" as defined in the Guarantor Security and Pledge Agreement.

          "SENIOR DEBT" means, without duplication, (i) the principal of and interest on (including, whether or not allowed by law, interest accruing after the filing of a petition initiating any proceedings pursuant to or under any Bankruptcy Law) and all other amounts owing with respect to all Indebtedness under the IBM Facility, (ii) guarantees by the Issuer of Indebtedness under, or the joint and several obligations of the Issuer of any Indebtedness under, the IBM Facility and the obligation to pay fees, expenses and other amounts due to the lenders thereunder and, whether or not allowed by law, interest accruing thereunder after the filing of a petition initiating any proceedings pursuant to or under any Bankruptcy Law, and any guarantees by the Issuer of any Indebtedness or other obligations of any Subsidiary that is a party to the IBM Facility and the obligation to pay fees, expenses and other amounts due thereunder.

          "SENIOR FINANCIAL OFFICER" means, with respect to any Obligor, the chief financial officer, principal accounting officer, treasurer or comptroller of such Obligor.

          "SMS INTERCREDITOR AGREEMENT" means that certain intercreditor agreement among the Purchasers, Issuer, the SMS Sellers, WMT, STG, SMS, INET, SDI, SII, and SDS.

          "SMS OBLIGATIONS" means those obligations of up to $7,500,000 owed by the Issuer to the SMS Sellers pursuant to the Acquisition Agreement, which SMS Obligations are expressly subordinated to the Notes pursuant to the SMS Intercreditor Agreement.

          "SMS SELLERS" means Harvey E. Najim and Carlton Joseph Mertens II.

          "SUBORDINATED DEBT" means, without duplication, (i) the principal of and interest on (including, whether or not allowed by law, interest accruing after the filing of a petition initiating any proceedings pursuant to or under any Bankruptcy Law) and all other amounts owing with respect to all Indebtedness under the SMS Obligations, (ii) guarantees by the Issuer of Indebtedness under, or the joint and several obligations of the Issuer of any Indebtedness under, the SMS Obligations and the obligation to pay fees, expenses and other amounts due to the lenders thereunder and, whether or not allowed by law, interest accruing thereunder after the filing of a petition initiating any proceedings pursuant to or under any Bankruptcy Law, and any guarantees by the Issuer of any Indebtedness or other obligations of any Subsidiary that is a party to the SMS Obligations and the obligation to pay fees, expenses and other amounts due thereunder.

          "SUBSIDIARY" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to control or elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership, trust, limited liability company or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries. Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Issuer.

          "TRANSACTION DOCUMENTS" means, collectively, (a) the Note Documents and (b) the Acquisition Agreement and the documents related thereto.

          "UCC" means the Uniform Commercial Code as in effect in the State of California on the date of execution of this Agreement.

          "UNPAID PRINCIPAL AMOUNT" means, as to the Notes in the aggregate, $15,700,000 less the aggregate amount of all payments of principal made by the Issuer on the Notes (excluding payments made as premium and payments made as interest). The Unpaid Principal Amount of each Note shall be similarly defined.

          "WARRANT AGREEMENT" is defined in the recitals to this Agreement.

          "WARRANTS"  is defined in the Recitals to this Agreement.

          "WHOLLY-OWNED SUBSIDIARY" means each of WMT, STG, SMS, INET, SDI, SII, and SDS, and, at any time and so long as, any Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Issuer and the Issuer's other Wholly-Owned Subsidiaries at such time.

          "WORKING CAPITAL" means, as at any date of determination, the excess, if any of (i) the Issuer's consolidated current assets, except cash over (ii) the Issuer's consolidated current liabilities, except current maturities of the Obligations as of such date and all accrued interest as of such date.

          SECTION 1.02. COMPUTATION OF TIME PERIODS. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding". Periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed. Any period determined hereunder by reference to a month or months or year or years shall end on the day in the relevant calendar month in the relevant year, if applicable, immediately preceding the date numerically corresponding to the first day of such period, provided, that if such period commences on the last day of a calendar month (or
--------
on a day for which there is no numerically corresponding day in the calendar month during which such period is to end), such period shall, unless otherwise expressly required by the other provisions of this Agreement, end on the last day of the calendar month.

          SECTION 1.03. ACCOUNTING TERMS. For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP.

          SECTION 1.04. REFERENCES TO THIS AGREEMENT. The words "hereof", "herein", "hereunder" and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, subsection, clause, schedule and exhibit references herein are references to articles, sections, subsections, clauses, schedules and exhibits to this Agreement unless otherwise specified.

          SECTION 1.05. MISCELLANEOUS TERMS. All terms defined in this Agreement in the singular shall have comparable meanings when used in the plural, and vice versa, unless otherwise specified. The term "including" is by
            ---- -----
way of example and not limitation. A Default or an Event of Default shall "continue" or be "continuing" until such Default or Event of Default has been waived in accordance with Section 11.03. A reference to a statute, ordinance,
                          -------------
code or other Requirement of Law includes rules, regulations or guidance promulgated thereunder and consolidations, amendments, re-enactments or replacements of, or successors to, any of them. A reference to a Person includes a reference to the Person's executors, administrators, successors, substitutes and assigns.

                                   ARTICLE II
                                   THE NOTES

          SECTION 2.01. SALE AND PURCHASE OF NOTES. Subject to the terms and conditions of this Agreement, the Issuer will issue and sell to the Purchasers and the Purchasers will purchase from the Issuer, at the Closing provided for in
Section 4.01, Notes in the principal amount of $15,700,000 at the purchase price
------------
of $15,000,000, with the $700,000 portion constituting original issue discount fully earned upon funding.

          SECTION 2.02. REGISTRATION OF NOTES. The Issuer hereby acknowledges and makes the Notes a registered obligation for United States withholding tax purposes. The Issuer shall be the registrar for the Notes (the "REGISTRAR") with full power of substitution. In the event the Registrar becomes unable or unwilling to act as registrar under this Agreement, the Issuer shall reasonably designate a successor Registrar. Each Holder who is a foreign person, by its acceptance of its Note(s), hereby agrees to provide the Issuer with a completed Internal Revenue Service Form W-8 (Certificate of Foreign Status) or a substantially similar form for such Holder, participants or other affiliates who are holders of beneficial interests in the Notes. Notwithstanding any contrary provision contained in this Agreement or any of the other Note Documents, neither the Notes nor any interests therein may be sold, transferred, hypothecated, participated or assigned to any Person except upon satisfaction of the conditions specified in this Section 2.02. Each Holder, by its acceptance
                                 ------------
of its Note(s), agrees to be bound by the provisions of this Section 2.02 and to
                                                             ------------
indemnify and hold harmless the Registrar against any and all loss or liability arising from the disposition by such Holder of the Notes or any interest therein in violation of this Section 2.02. The Registrar shall keep at its principal
                     ------------
executive office (or an office or agency designated by it by notice to the last registered Holder) a ledger, in which, subject to such reasonable regulations as it may prescribe, but at its expense (except as specified below), it shall provide for the registration and transfer of the Notes. No sale, transfer, hypothecation, participation or assignment of any Note or any interest therein shall be effective for any purpose until it shall be registered on the books of the Registrar to be maintained for such purpose. In the event of a sale, transfer, hypothecation, participation or assignment of any Note or any interest therein, the Holder of such Note prior to such sale, transfer, hypothecation, participation or assignment of such Note or any interest therein shall provide Issuer with notice of such transaction at the time of such transaction. The Registrar shall record the transfer of the Notes on the books maintained for this purpose upon receipt by the Registrar at the office or agency designated by the Registrar of (a) a written assignment of the Note(s) being assigned (or the applicable interest therein), (b) funds sufficient to pay any transfer taxes payable upon the making of such transfer as well as the cost of reviewing the documents presented to the Registrar, and (c) such evidence of due execution as the Registrar shall reasonably require. The Registrar shall record the transfer of the Notes on the books maintained for such purpose at the cost and expense of the assignee.

          SECTION 2.03  TRANSFER AND EXCHANGE OF NOTES.

          (a) The Holders understand and agree that the Notes have not been registered under the Securities Act or the securities laws of any state, and that they may be sold or otherwise disposed of only in one or more transactions registered under the Securities Act or, where applicable, pursuant to an exemption from the registration requirements of the Securities Act and, where applicable, the securities laws of any state. The Holders understand and agree that each Note or certificate representing the Notes shall bear the following legends:

          THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS

          (b) Subject to the requirements of clause (a) above, upon surrender of any Note at the principal executive office of the Issuer for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer reasonably acceptable to the Issuer, duly executed by the registered Holder of such Note or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Issuer shall execute and deliver, at the Issuer's expense (except as provided below), one or more new Notes (as requested by the Holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such Holder may request and shall be substantially in the form of Exhibit A. Each
                                                             ---------
such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Issuer may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $10,000, provided that if necessary to
                                                   --------
enable the registration of transfer by a Holder of its entire holding of Notes, one Note may be in a denomination of less than $10,000. Any Holder, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 5.02 (other than
                                                       ------------
Section 5.02(d)) to the extent applicable.  The number of Holders may not exceed
---------------
one hundred (100) at any given time.

          SECTION 2.04. REPLACEMENT OF NOTES. Upon receipt by the Issuer of notice from any Holder of the ownership of and the loss, theft, destruction or mutilation of any Note held by such Holder, and

          (a) in the case of loss, theft or destruction, a lost note indemnity agreement reasonably satisfactory to the Issuer and the Holder, or

          (b) in the case of mutilation, upon surrender and cancellation thereof and, to the extent reasonably necessary, a lost note indemnity agreement reasonably satisfactory to the Issuer and the Holder, the Issuer at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

          SECTION 2.05   PAYMENTS ON NOTES.

          (a) Place of Payment; Surrender.  Payments of principal, interest and
              ---------------------------
other amounts becoming due and payable on the Notes or under the Note Documents shall be made by the method and to the address or account specified with respect to any Holder by such method and at such address or account as such Holder shall have from time to time specified to each Obligor in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of any Obligor made concurrently with or promptly after payment or prepayment in full of any Note, the Holder of such Note shall surrender it for cancellation, reasonably promptly after any such request, to the Obligors at the Issuer's principal executive office. Prior to any sale or other disposition of any Note by any Holder or its nominee, such Holder will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Issuer in exchange for a new Note or Notes pursuant to Section 2.03.
                          ------------

          (b) Payments Due on Non-Business Days.  Anything in this Agreement or
              ---------------------------------
the Notes to the contrary notwithstanding, any payment of principal of or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

          SECTION 2.06. OPTIONAL PUT. The Holders may on or after February 15, 2000, and on 45 days' prior written notice, put to the Issuer for redemption at any time and from time to time on or after March 31, 2000 (or if such day is not a Business Day, the next succeeding Business Day) 50% of the aggregate principal amount of the Notes then held by each Holder at a redemption price of 100% of principal amount, plus accrued interest to the redemption date. The put notice shall specify the amount of Notes to be put and a date and time for payment. The Notes shall be redeemed at the Issuer's principal place of business. Upon receipt of such notice the Issuer immediately shall take all steps as shall be necessary to redeem and retire the Notes tendered for redemption. To the extent that a Holder does not put 50% of its Notes to the Issuer, the other Holders (with the prior written consent of any Holder which does not put its Notes to the Issuer) may cause the Issuer to redeem an additional portion of their Notes provided that the Issuer may not be required to redeem more than 50% of the outstanding Notes pursuant to this Section 2.06.

          SECTION 2.07.  MANDATORY OFFERS TO REPURCHASE THE NOTES.

          (a) Offer to Prepay Notes upon a Change of Control.  Promptly and in
              ----------------------------------------------
any event within five Business Days after the occurrence of any Change of Control, the Issuer shall give written notice of such transaction or event to each Holder, which notice shall state the date of such Change of Control, shall describe such Change of Control in reasonable detail and shall contain an offer to prepay all Notes at the price specified below on the date therein specified (the "CHANGE OF CONTROL PREPAYMENT DATE"), which shall be a Business Day not less than 20 nor more than 30 days after the date of such notice. Each Holder shall have the option to sell to the Issuer, and the Issuer hereby agrees to repurchase as provided herein, any or all of the Notes then owned by such Holder, at a purchase price equal to 107% of the Unpaid Principal Amount thereof, together with accrued interest thereon to and including the Change of Control Prepayment Date. Such option may be exercised by each Holder by written notice to the Issuer given not later than 10 days prior to the Change of Control Prepayment Date, specifying the aggregate principal amount of Notes which such Holder intends to sell to the Issuer. On or before the Change of Control Prepayment Date, each Holder which has accepted the Issuer's offer to repurchase the Notes shall deliver to the Issuer the Notes to be repurchased hereunder on such date against payment by the Issuer in full in immediately available funds of the purchase price therefor specified herein; provided that, notwithstanding its exercise of the option
                  --------
herein provided, any such Holder may at any time prior to the Change of Control Prepayment Date waive in whole or in part, by written notice to the Issuer, its right to sell to the Issuer the Notes to be repurchased on such Change of Control Prepayment Date.

          (b) Offer to Prepay Notes upon an Insurance Event.  Promptly and in
              ---------------------------------------------
any event within five Business Days after the collection of any proceeds of insurance as provided in Section 6.05(d) hereof (an "INSURANCE EVENT"), the
                         ---------------
Issuer shall give written notice of such event to each Holder, which notice shall state the date of such Insurance Event, shall describe such Insurance Event in reasonable detail and shall contain an offer to prepay on the date therein specified such of the Notes as may be purchased with all of the proceeds from the Insurance Event, (an "INSURANCE EVENT OFFER"). The purchase price shall equal the Redemption Percentage of the Unpaid Principal Amount of the Notes to be purchased, together with accrued interest thereon to and including the Insurance Event Purchase Date, as may be purchased with such proceeds from the Insurance Event. The date of the purchase (the "INSURANCE EVENT PURCHASE DATE") shall be no sooner than 20 nor later than 30 days after the Insurance Event. Each Holder shall have the option to sell to the Issuer, and the Issuer hereby agrees to repurchase as provided herein, such of the Notes then owned by such Holder as may be purchased on the terms described herein.

       Such option may be exercised by each Holder by written notice to the Issuer given not later than 10 days prior to the Insurance Event Purchase Date, specifying the aggregate principal amount of Notes which such Holder intends to sell to the Issuer. On or before the Insurance Event Purchase Date, each Holder which has accepted the Issuer's offer to repurchase the Notes shall deliver to the Issuer the Notes to be repurchased hereunder on such date against payment by the Issuer in full in immediately available funds of the purchase price therefor specified herein; provided that, notwithstanding its exercise of the
                           --------
option herein provided, any such holder may at any time prior to the Insurance Event Purchase Date waive in whole or in part, by written notice to the Issuer, its right to sell to the Issuer the Notes to be repurchased. On the Insurance Event Purchase Date the Issuer shall pay to each such Holder in full in immediately available funds the purchase price for such Holder's Notes specified herein. Promptly following the Insurance Event Purchase Date, the Issuer shall deliver to each Holder electing to accept the Insurance Event Offer a new Note equal in principal amount to any unpurchased portion of the Note surrendered by such Holder. To the extent the Insurance Event Offer is not fully subscribed to by holders of the Notes, first such tendered Notes shall be paid for in full to the extent possible with the available proceeds from the Insurance Event and then any remaining proceeds from the Insurance Event may be retained by the Issuer.

          (c) Offer to Prepay Notes upon an Asset Sale or other Extraordinary
              ---------------------------------------------------------------
Funding. Promptly and in any event within five Business Days after the
-------
occurrence of any Asset Sale or Extraordinary Funding, the Issuer shall give written notice of such transaction or event to each Holder, which notice shall state the date of such Asset Sale or Extraordinary Funding, shall describe such Asset Sale or Extraordinary Funding in reasonable detail and shall contain an offer to prepay on the date therein specified such of the Notes as may be purchased with all of the Net Cash Proceeds of such Asset Sale or Extraordinary Funding (an "ASSET SALE OFFER"). The purchase price shall equal the Redemption Percentage of the Unpaid Principal Amount of the Notes to be purchased, together with accrued interest thereon to and including the Asset Sale Purchase Date, as may be purchased with such Net Cash Proceeds. The date of the purchase (the "ASSET SALE PURCHASE DATE") shall be no sooner than 20 nor later than 30 days after the Asset Sale or Extraordinary Funding, as applicable. Each Holder shall have the option to sell to the Issuer, and the Issuer hereby agrees to repurchase as provided herein, such of the Notes then owned by such Holder as may be purchased on the terms described herein.

          Such option may be exercised by each Holder by written notice to the Issuer given not later than 10 days prior to the Asset Sale Purchase Date, specifying the aggregate principal amount of Notes which such Holder intends to sell to the Issuer. On or before the Asset Sale Purchase Date, each Holder which has accepted the Issuer's offer to repurchase the Notes shall deliver to the Issuer the Notes to be repurchased hereunder on such date against payment by the Issuer in full in immediately available funds of the purchase price therefor specified herein; provided that, notwithstanding its exercise of the
                           --------
option herein provided, any such holder may at any time prior to the Asset Sale Purchase Date waive in whole or in part, by written notice to the Issuer, its
right to sell to the Issuer the Notes to be repurchased.   On the Asset Sale
Purchase Date the Issuer shall pay to each such Holder in full in immediately available funds the purchase price for such holder's Notes specified herein. Promptly following the Asset Sale Purchase Date, the Issuer shall deliver to each Holder electing to accept the Asset Sale Offer a new Note equal in principal amount to any unpurchased portion of the Note surrendered by such Holder. To the extent the Asset Sale Offer is not fully subscribed to by holders of the Notes, first such tendered Notes shall be paid for in full to the extent possible with the available Net Cash Proceeds and then any remaining Net Cash Proceeds may be retained by the Issuer or Subsidiary.

          (d)  Excess Cash Flow.  Within ninety (90) days after the end of each
               ----------------
Cash Flow Period, the Issuer shall (a) calculate Excess Cash Flow for such Cash Flow Period and (b) make an offer to repurchase the Redemption Percentage of the Unpaid Principal Amount of each Note as may be paid with such Excess Cash Flow (the "EXCESS CASH FLOW OFFER"). Such repurchase will be applied to reduce the Unpaid Principal Amount of each of the Notes of each Holder on a pro rata basis.

          The purchase price shall equal the Redemption Percentage of the Unpaid Principal Amount of the Notes to be purchased, together with accrued interest thereon to and including the Excess Cash Flow Purchase Date, as may be purchased with such Net Cash Proceeds. The date of the purchase (the "EXCESS CASH FLOW PURCHASE DATE") shall be no sooner than 20 nor later than 30 days after the date of the Excess Cash Flow Offer. Each Holder shall have the option to sell to the Issuer, and the Issuer hereby agrees to repurchase as provided herein, such of the Notes then owned by such Holder as may be purchased on the terms described herein.

          Such option may be exercised by each Holder by written notice to the Issuer given not later than 10 days prior to the Excess Cash Flow Purchase Date, specifying the aggregate principal amount of Notes which such Holder intends to sell to the Issuer. On or before the Excess Cash Flow Purchase Date, each Holder which has accepted the Issuer's offer to repurchase the Notes shall deliver to the Issuer the Notes to be repurchased hereunder on such date against payment by the Issuer in full in immediately available funds of the purchase price therefor specified herein; provided that, notwithstanding its
                                          --------
exercise of the option herein provided, any such holder may at any time prior to the Excess Cash Flow Purchase Date waive in whole or in part, by written notice
to the Issuer, its right to sell to the Issuer the Notes to be repurchased.   On
the Excess Cash Flow Purchase Date the Issuer shall pay to each such Holder in full in immediately available funds the purchase price for such holder's Notes specified herein. Promptly following the Excess Cash Flow Purchase Date, the Issuer shall deliver to each Holder electing to accept the Excess Cash Flow Offer a new Note equal in principal amount to any unpurchased portion of the Note surrendered by such Holder. To the extent the Excess Cash Flow Offer is not fully subscribed to by holders of the Notes, first such tendered Notes shall be paid for in full to the extent possible with the available Net Cash Proceeds and then any remaining Excess Cash Flow may be retained by the Issuer or Subsidiary.

          (e) Application of Section 2.07(b), (c) and (d).  Prior to the
              -------------------------------------------
application of Sections 2.07(b), (c) or (d), the Issuer must use Excess Cash Flow and the proceeds from an Asset Sale or Extraordinary Funding or an Insurance Event to retire in full the Acquisition Loan, and thereafter such funds shall be applied as set forth above.

           SECTION 2.0   OPTIONAL PREPAYMENTS OF THE NOTES.

          (a) Notice of Prepayment; Prepayment Amount.  The Issuer may, at its
              ---------------------------------------
option, upon notice provided below, prepay all, or from time to time any part of, the Notes, at the following Redemption Percentages of the Unpaid Principal Amount thereof: 107% on or after September 30, 1997; 106% on or after September 30, 1998; and 105% on or after September 30, 1999. The Issuer will give each Holder of Notes written notice of each optional prepayment under this Section
                                                                      -------
2.08 not less than 30 days and not more than 60 days prior to the date fixed for
----
such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such Holder to be prepaid (determined in accordance with

Section 2.08(b)), and the interest to be paid on the prepayment date with
---------------
respect to such principal amount being prepaid, provided, however, that if a Change of Control should occur within 90 days of an optional prepayment under this Section 2.08, then to the extent the Redemption Percentage pursuant to which the prepayment was made was less than 107%, in addition to complying with
Section 2.07(a) with respect to any Notes outstanding, the Issuer promptly after the Change of Control shall pay to the former Holders of all Notes prepaid the difference between 107% and the Redemption Percentage paid times the Unpaid Principal Amount of the Notes prepaid.

          (b) Allocation of Partial Prepayments.  In the case of each partial
              ---------------------------------
prepayment of the Notes under Section 2.07(b), (c) or (d) or this Section 2.08,
                              ---------------------------         ------------
the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective Unpaid Principal Amounts of each Holder thereof not theretofore called for prepayment, with adjustments, to the extent practicable, to compensate for any prior payments not made exactly in such proportion, but so that Notes remaining outstanding after the prepayment are in the authorized denominations specified in this Agreement.

          (c) Maturity; Surrender, etc.  In the case of each prepayment of Notes
              -------------------------
pursuant to this Section 2.08, the principal amount of each Note to be prepaid
                 ------------
shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date. From and after such date, unless the Issuer shall fail to pay such principal amount when so due and payable, together with the interest thereon as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Issuer, for the benefit of the Issuer, and canceled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

          SECTION 2.09. PURCHASES OF NOTES. No Obligor will and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes (including any offer or right to purchase the Notes pursuant to Sections
                                                                      --------
2.07 or 2.08). Each Obligor will promptly cancel all Notes acquired by it or any
------------
Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement or otherwise and no Notes may be issued in substitution or exchange for any such Notes (except to the limited extent set forth in Section 2.07 or 2.08).
         --------------------

          SECTION 2.10. TENDER OF NOTES TO PAY WARRANT EXERCISE PRICE. Each of the Obligors agrees that the Notes may be used, and credited at the principal amount thereof (or portion surrendered for this purpose) together with accrued interest to the date of exercise, by the Holders in making payment of the exercise price of the Warrants in lieu of cash.


                                  ARTICLE III
                               GUARANTEE OF NOTES

          SECTION 3.01. AGREEMENT OF GUARANTY. In order to induce the Purchasers to purchase the Notes, the Guarantors hereby jointly and severally irrevocably and unconditionally guarantee as primary obligors and not merely as sureties, the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code or a stay granted under Section 105 of the Bankruptcy Code, and including interest accruing on and after the filing of any petition in bankruptcy or of reorganization of the obligor whether or not post filing interest is allowed in such proceeding). The term "Obligations" is used herein in its most comprehensive sense and includes any and all obligations of Issuer now or hereafter made, incurred or created, whether absolute or contingent, liquidated or unliquidated, whether due or not due, and however arising under or in connection with any Note.

          SECTION 3.02. GUARANTY IRREVOCABLE. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and to the maximum extent permitted by Governing Law, shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees to the maximum extent permitted by Governing Law, as follows: (a) this Guaranty is a guaranty of payment when due and not of collectibility; (b) the Holders of Notes may from time to time, without notice or demand and without affecting the validity or enforceability of this Guaranty or giving rise to any limitation, impairment or discharge of any Guarantor's liability hereunder, (i) renew, extend, accelerate or otherwise change the time, place, manner or terms of payment of the Obligations, (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations, (iii) request and accept other guaranties of the Obligations and take and hold security for the payment of this Guaranty or the Obligations, (iv) release, exchange, compromise, subordinate or modify, with or without consideration, any security for payment of the Obligations, any other guaranties of the Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Obligations, (v) enforce and apply any security now or hereafter held by or for the benefit of the Holders of Notes in respect of this Guaranty or the Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that the Holders of the Notes may have against any such security, as the Holders of the Notes in their discretion may determine consistent with any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and (vi) exercise any other rights available to any of them under any of the Transaction Documents, at law or in equity; and (c) this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any limitation, impairment or discharge for any reason (other than payment in full of the Obligations), including without limitation the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure to assert or enforce or agreement not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy with respect to the Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Obligations, (ii) any waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including without limitation provisions relating to events of default) of any of the Transaction Documents or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Obligations, (iii) the Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect, (iv) the application of payments received from any source to the payment of indebtedness other than the Obligations, even though the Holders of the Notes might have elected to apply such payment to any part or all of the Obligations, (v) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Obligations, (vi) any defenses, set-offs or counterclaims which any Obligor may allege or assert against any Holder of Notes in respect of the Obligations, including but not limited to failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury, and (vii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Obligations.

          SECTION 3.03. CERTAIN WAIVERS. Each Guarantor hereby waives to the maximum extent permitted by Governing Law, for the benefit of the Holders: (a) any right to require the Holders, as a condition of payment or performance by such Guarantor, to (i) proceed against the Issuer, any other guarantor (including any other Guarantor) of the Obligations or any other Person, (ii) proceed against or exhaust any security held from the Issuer, any other guarantor (including any other Guarantor) of the Obligations or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of any of the Holders in favor of the Issuer or any other Person, or (iv) pursue any other remedy in the power of the Holders whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Issuer including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Issuer from any cause other than payment in full of the Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon the Holders' errors or omissions in the administration of the Obligations, except behavior which amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guaranty and any legal or equitable discharge of such Guarantor's obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor's liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that the Holders protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Guaranty, notices of default under this Agreement or the Notes or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Obligations or any agreement related thereto, notices of any extension of credit to the Issuer and notices of any of the matters referred to in the preceding paragraph and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Guaranty.

          SECTION 3.04.  CERTAIN CALIFORNIA LAW WAIVERS.  As used in this
Section 3.04, any reference to "the principal" includes the Issuer, and any
------------
reference to "the creditor" includes the Holders of Notes.  In accordance with
Section 2856 of the California Civil Code (if the same shall be found to be applicable notwithstanding Section 11.12): (i) each Guarantor waives any and
                           -------------
all rights and defenses available to such Guarantor by reason of Sections 2787 to 2855, inclusive, 2899 and 3433 of the California Civil Code, including without limitation any and all rights or defenses such Guarantor may have by reason of protection afforded to the principal with respect to any of the Obligations, or to any other guarantor (including any other Guarantor) of any of the Obligations with respect to any of such guarantor's obligations under its guaranty, in either case pursuant to the antideficiency or other laws of the State of California limiting or discharging the principal's indebtedness or such guarantor's obligations, including without limitation Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure; and (ii) each Guarantor waives all rights and defenses arising out of an election of remedies by the creditor, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for any Obligation, has destroyed such Guarantor's rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure or otherwise; and even though that election of remedies by the creditor, such as nonjudicial foreclosure with respect to security for an obligation of any other guarantor of any of the Obligations, has destroyed such Guarantor's rights of contribution against such other guarantor. No other provision of this Guaranty shall be construed as limiting the generality of any of the covenants and waivers set forth in this paragraph. As provided in Section
                                                                         -------
11.12 below, this Guaranty shall be governed by, and shall be construed and
-----
enforced in accordance with, the internal laws of the State of California, without regard to conflicts of laws principles. This Section 3.04 is included
                                                     ------------
solely out of an abundance of caution, and shall not be construed to mean that any of the above-referenced provisions of California law are in any way applicable to this Guaranty or to any of the Obligations.

          SECTION 3.05. LIMITATIONS ON SUBROGATION. Until the Obligations shall have been paid in full, each Guarantor shall withhold exercise of (a) any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against the Issuer or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute (including without limitation under California Civil Code Section 2847, 2848 or 2849 or similar statutes of other states), under common law or otherwise and including without limitation (i) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against the Issuer, (ii) any right to enforce, or to participate in, any claim, right or remedy that any Holder of Notes now has or may hereafter have against the Issuer, and (iii) any benefit of, and any right to participate in, any collateral or security now or hereafter held by or for the benefit of the Holders of Notes, and (b) any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of any of the Obligations. Each Guarantor further agrees that, to the extent the agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against the Issuer or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights the Holders of Notes may have against the Issuer, to all right, title and interest the Holders of Notes may have in any such collateral or security, and to any right the Holders of Notes may have against such other guarantor.

          SECTION 3.06. LIMIT ON AMOUNT OF GUARANTY. Each Guarantor confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to this Guaranty does not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law.

To effectuate the foregoing intention, each Guarantor hereby irrevocably agrees that the obligations of such Guarantor under this Guaranty shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor on the date of determination and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guaranty, result in the obligations of such Guarantor under this Guaranty not constituting such fraudulent transfer or conveyance.

          SECTION 3.07. CERTAIN MERGERS AND CONSOLIDATIONS.

          (a) Nothing contained in this Agreement or in any Note shall prevent any consolidation or merger of a Guarantor with or into the Issuer or another Guarantor or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety, to the Issuer or another Guarantor. Upon any such consolidation, merger, sale or conveyance, the Guaranty given by such Guarantor shall no longer have any force or effect.

          (b) No Guarantor may merge or consolidate with or into a corporation or corporations other than the Issuer or another Guarantor or sell or convey its property as an entirety or substantially as an entirety to a corporation other than the Issuer or another Guarantor.

          SECTION 3.08. RELEASE OF GUARANTY UNDER CERTAIN CIRCUMSTANCES. Upon the sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Guarantor, to an entity which is not a Guarantor and which sale or disposition is in compliance with Section 7.02
                                                                    ------------
hereof, then such Guarantor (in the event of a sale or other disposition, by way of a merger, consolidation or otherwise, of all of the Capital Stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) shall be released from and relieved of any obligations under this Guaranty without any further action required on the part of the Holders of the Notes; provided, however, that any such termination shall occur only to the extent that
-----------------
all obligations of such Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, any other Indebtedness of the Issuer remaining outstanding as a liability of the Issuer following such sale or disposition, shall also terminate upon such release, sale or transfer; and provided, further, that if such event constitutes an Asset
                 -----------------
Sale, the Net Cash Proceeds of such an Asset Sale will be applied in accordance with Section 2.07 of this Agreement. The Issuer shall deliver an appropriate
     ------------
instrument evidencing such release to the Holders of the Notes. Any Guarantor not so released remains liable for the full amount of all Obligations.

          SECTION 3.09. SUBORDINATION OF CERTAIN INDEBTEDNESS. Any Indebtedness of the Issuer now or hereafter held by any Guarantor is hereby subordinated in right of payment to the Obligations, and any such indebtedness of the Issuer to such Guarantor collected or received by such Guarantor after an Event of Default has occurred and is continuing shall be held in trust for the Holders of the Notes and shall forthwith be paid over to the Holders of the Notes to be credited and applied against the Obligations.

          SECTION 3.10. GUARANTORS' INDEMNITY. The Guarantors jointly and severally agree to pay, or cause to be paid, on demand, and to save the Holders of Notes harmless against liability for, any and all costs and expenses (including fees and disbursements of counsel and allocated costs of internal counsel) incurred or expended by the Holders of Notes in connection with the enforcement of or preservation of any rights under this Article III.
                                                        -----------

          SECTION 3.11. NO DUTY OF INQUIRY. It is not necessary for the Holders of Notes to inquire into the capacity or powers of any Guarantor or the Issuer or the officers, directors or any agents acting or purporting to act on behalf of any of them.

          SECTION 3.12. NO DUTY TO PROVIDE DATA TO GUARANTORS. The Holders of Notes shall have no obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor's assessment, of the financial condition of the Issuer. Each Guarantor has adequate means to obtain information from the Issuer on a continuing basis concerning the financial condition of the Issuer and its ability to perform its obligations under this Agreement, the Notes and the other Transaction Documents, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of the Issuer and of all circumstances bearing upon the risk of nonpayment of the Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of the Holders of Notes to disclose any matter, fact or thing relating to the business, operations or conditions of the Issuer now known or hereafter known by the Holders of Notes.

          SECTION 3.13. RIGHTS CUMULATIVE. The rights, powers and remedies given to the Holders of Notes by this Article III are cumulative and shall be in addition to and independent of all rights, powers and remedies given to the Holders of Notes by virtue of any statute or rule of law or in this Agreement, any Note or any of the other Transaction Documents between any Guarantor and the Holders of Notes or between the Issuer and the Holders of Notes. Any forbearance or failure to exercise, and any delay by the Holders of Notes in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

          SECTION 3.14. CERTAIN WAIVERS REGARDING INTEREST ACCRUALS. Each Guarantor acknowledges and agrees that any interest on any portion of the Obligations which accrues after the commencement of any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of the Issuer (or, if interest on any portion of the Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Obligations if said proceeding had not been commenced) shall be included in the Obligations because it is the intention of Guarantors and the Holders of Notes that the Obligations which are guarantied by Guarantors pursuant to this Agreement should be determined without regard to any rule of law or order which may relieve the Issuer of any portion of such Obligations.

          SECTION 3.15. CONTINUATION OF GUARANTY. In the event that all or any portion of the Obligations are paid by the Issuer, the obligations of the Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from the Holders of Notes as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Obligations for all purposes under this Article III.
                        -----------

          SECTION 3.16.  CONTINUING GUARANTY.  This Guaranty set forth in this
Article III is a continuing guaranty and shall be binding upon each Guarantor
-----------
and, except as expressly provided herein, its respective successors and assigns, and each Guarantor hereby irrevocably waives any right (including without limitation any such right arising under California Civil Code Section 2815 and under any similar statutes of other states) to revoke the Guaranty contained in this Article III as to future transactions giving rise to any Obligations. The
     -----------
Guaranty contained in this Article III shall inure to the benefit of the Holders
                           -----------
of Notes and their respective successors and assigns.


                                  ARTICLE IV
                                    CLOSING

          SECTION 4.01. CLOSING OF PURCHASE AND SALE OF NOTES. The sale and purchase of the Notes to be purchased by the Purchasers shall occur at such place and time as the Issuer and the Purchasers may mutually agree (the consummation of such sale and purchase being referred to herein as the "CLOSING" and the date on which the Closing occurs being referred to herein as the "CLOSING DATE"). At the Closing the Issuer will deliver to each Purchaser the Notes in the form of a single Note (or such greater number of Notes in denominations of at least $10,000 as the Purchasers may request) dated the date of the Closing and registered in each Purchaser's name (or in the name of such Purchaser's nominee), against delivery by such Purchaser to each Obligor or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds to an account or accounts specified by the Issuer in a written notice to the Purchasers. If at the Closing the Issuer shall fail to tender such Notes to the Purchasers as provided above in this Section 4.01, or any of the other conditions specified in
                       ------------
Section 4.02 shall not have been fulfilled to the Purchasers' satisfaction, the
------------
Purchasers shall, at their election, be relieved of all further obligations under this Agreement, without thereby waiving any rights the Purchasers may have by reason of such failure or such nonfulfillment.

          SECTION 4.02. ADDITIONAL CONDITIONS TO CLOSING. The Purchasers' obligation to purchase and pay for the Notes to be sold to it at the Closing is subject to the fulfillment to the Purchasers' satisfaction, prior to or at the Closing, of the following conditions:

          (a)  Delivery of Note Documents. The Purchasers shall have received on
               --------------------------
or before the Closing Date all of the following, each duly executed and acknowledged where appropriate and in form and substance satisfactory to the
Purchasers:

               (i) this Agreement and the Notes, together with all Schedules hereto which shall be true, complete and correct as of the Closing Date;

               (ii) the Warrants issued to the Purchasers, the Warrant Agreement and the Registration Rights Agreement;

               (iii) a flow of funds memorandum, including a "Statement of Sources and Uses of the Proceeds of the Notes";

               (iv)  the IBM Intercreditor Agreement;

               (v)   the SMS Intercreditor Agreement;

               (vi)  the Acquisition Agreement Assignment;

               (vii) the Contribution Agreement;

               (ix)  the Series B Preferred Stock; and

               (x) for each deposit account currently maintained by any Obligor, an agreement notifying the applicable institution at which such account is maintained of the security interest in such account granted by the applicable Obligor to Agent, for the benefit of Agent and the ratable benefit of the Holders, pursuant to the applicable Security Agreement.

          (b)  Delivery of Corporate Documents.  On or before the Closing Date,
               -------------------------------
the Purchasers shall have received:

               (i) an Officer's Certificate of each Obligor, dated the Closing Date, certifying that the conditions specified in Sections 4.01, and 4.02 have
                                                  -------------      ----
been fulfilled; and

               (ii) a certificate of the Secretary or Assistant Secretary of each Obligor, certifying as to (A) the resolutions of the Obligor's board of directors authorizing the execution, delivery and performance of the Transaction Documents to which the Obligor is a party; (B) the names, incumbency, and signatures of the officers of the Obligor, authorized to execute, deliver and perform such documents, and (C) the accuracy and currency of such Obligor's Governing Documents.

          (c)  Opinions of Counsel.
               -------------------

               (i) The Purchasers shall have received favorable legal opinions from Pillsbury Madison & Sutro, counsel for the Obligors, in form acceptable to Purchasers (and the Obligors hereby instruct their counsel to deliver such opinion to the Purchasers);

               (ii) Cox & Smith and Pillsbury Madison & Sutro LLP each will have furnished to the Purchasers at Closing a letter or other evidence satisfactory to the Purchaser stating that the Purchasers are entitled to rely on the opinion letters of Cox & Smith and Pillsbury Madison

& Sutro LLP rendered in connection with the Acquisition Agreement and the transactions contemplated thereby as if Purchasers were original addressees thereof.

          (d)  No Material Adverse Change. No material adverse change shall have
               --------------------------
occurred with respect to the business, operations, performance, assets, properties, condition (financial or otherwise), or prospects of the Issuer taken as a whole from December 31, 1996.

          (e)  Security and Other Documentation. On or prior to the Closing Date
               --------------------------------
the Purchasers shall have received fully executed copies of (i) the Issuer Security and Pledge Agreement together with Pledged Securities with appropriate undated stock powers executed in blank; (ii) the Guarantor Security and Pledge Agreements, together with Pledged Securities with appropriate undated stock powers executed in blank; and (iii) appropriate UCC-1 financing statements relating to the Collateral.

          (f)  Performance of Material Agreements; Security Interests in
               ---------------------------------------------------------
Collateral.  On or prior to the Closing Date, the Purchasers shall have received
----------
evidence satisfactory to them that each Obligor has sufficient right, title and interest in and to the Collateral and other assets which it purports to own (including appropriate licenses and copyright), as set forth in its financial statements and in other documents presented to the Purchasers to enable each such Obligor to perform the Material Agreements, as set forth on Schedule
                                                                 --------
5.01(d)(ii), to which each Obligor is a party and as to each Obligor to grant to
-----------
the Agent for the benefit of the Agent and the Holders the security interests contemplated by the Transaction Documents, and that all financing statements, and other filings under applicable law necessary to provide the Agent for the benefit of the Agent and the Holders with a perfected security interest (junior only to the lien of the IBM Facility) in the Pledged Securities and the Collateral have been filed or delivered to the Agent in satisfactory form for filing.

          (g)  The Acquisition.
               ---------------

               (i)   The Purchasers shall be satisfied in all material respects
(A) with the terms, form and substance of the Acquisition and the Acquisition Agreement and the documents executed or delivered in connection therewith, including, without limitation, the resolutions with respect to the Acquisition adopted by the respective boards of directors of the Issuer and SMS, (B) that the parties to the Acquisition have complied with all Requirements of Law in connection with the Acquisition, (C) that all conditions precedent to, and all consents necessary to permit, the Acquisition pursuant to the Acquisition Agreement shall have been satisfied or delivered, or waived with the prior written consent of the Purchasers, and (D) that all Liens encumbering the assets being purchased in the Acquisition have been terminated (other than Permitted Liens);

               (ii) Substantially simultaneously with the consummation of the transactions contemplated by this Agreement, the Issuer shall have acquired the capital stock of SMS pursuant to the Acquisition Agreement in compliance with all applicable Requirements of Law; and

               (iii) The SMS Sellers shall have executed and delivered to Purchasers the SMS Intercreditor Agreement.

          (h)  Litigation.  Except as disclosed on Schedule 4.02(h) hereof, no
               ----------                          ----------------
litigation, inquiry, injunction or restraining order shall be pending, entered or threatened which in the Purchasers' good faith judgment could reasonably be expected to materially and adversely affect (i) the assets, operations, business or condition (financial or otherwise) of the Issuer or its Subsidiaries as a whole, (ii) the ability of the Obligors to perform their respective Material Obligations hereunder or (iii) the rights and remedies of the Holders.

          (i)  UCC Searches.  The Agent shall have received UCC searches
               ------------
satisfactory to it indicating that no other filings (other than in connection with Permitted Liens) with regard to the Collateral are of record in any jurisdiction in which it shall be necessary or desirable for the Agent to make a UCC filing in order to obtain a perfected security interest in the Collateral.

          (j)  Representations and Warranties.  The representations and
               ------------------------------
warranties of the Obligors in the Note Documents shall be correct when made and at the time of the Closing.

          (k)  Performance; No Default.  The Obligors shall have performed and
               -----------------------
complied with all agreements and conditions contained in the Transaction Documents required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.01(s)) no
                                                       ---------------
Default or Event of Default shall have occurred and be continuing.

          (l)  No Legal Impediments.  No law, regulation, order, judgment or
               --------------------
decree of any Governmental Authority shall, and the Purchasers shall not have received any notice that litigation is pending or threatened which is likely to, enjoin, prohibit or restrain the consummation of the transactions evidenced by the Transaction Documents.

          (m)  Due Diligence.  The Purchasers shall have completed to their
               -------------
satisfaction their due diligence of the Obligors, including a review of final financial projections prepared by the Issuer pro forma for the Acquisition and the revised board presentation and opinion prepared by Alliant Partners.

          (n)  Payment of Expenses. The Issuer shall have paid to the Purchasers
               -------------------
on or before the Closing Date fees, charges and disbursements of the Purchasers and the Purchasers' counsel to the extent reflected in statements of the Purchasers and such counsel rendered to the Obligors at least one Business Day prior to the Closing.

          (o)  Series A Preferred Stock. The Issuer shall have issued the Series
               ------------------------
A Preferred Stock (including a portion thereof of between $2.5 million to $4.5 million of liquidation value to the Purchasers upon their election) and shall have received net proceeds of at least $15 million in exchange therefor.

          (p)  IBM Facility.  The IBM Facility shall have been completed and
               ------------
funded on terms satisfactory to the Purchasers.

          (q)  Satisfactory Collateral.  The Purchasers shall be satisfied that
               -----------------------
they have received security interests in all Property and a Pledge of all the issued and outstanding stock of the Guarantors except to the extent that such Property or stock is subject to a Security Interest Restriction.

          (r)  Other Documents.  The Purchasers shall have received such other
               ---------------
documentation as the Purchasers may reasonably request.


                                   ARTICLE V
                        REPRESENTATIONS AND WARRANTIES

          SECTION 5.01. REPRESENTATION AND WARRANTIES OF THE OBLIGORS. Each of the Obligors jointly and severally represents and warrants to the Holders as follows:

          (a)  Organization; Power and Authority.  Each Obligor is a corporation
               ---------------------------------
or limited partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, and is duly qualified as a foreign entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Obligor has the power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver the Transaction Documents to which it is a party and to perform the provisions thereof.

          (b)  Authorization, etc.  Each of the Transaction Documents has been
               ------------------
duly authorized by all necessary corporate action on the part of each Obligor which is a party thereto, and such Transaction Documents constitute, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of such Obligor enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (c)  Disclosure.  This Agreement, the Note Documents, the documents,
               ----------
certificates or other writings delivered to the Holders by or on behalf of the Obligors in connection with the transactions contemplated hereby and the financial statements described in Section 5.01(g), do not contain any Material
                                  ---------------
misstatement or Material omission except such as have been corrected in writing and delivered to the Holders. Except as described in Schedule 5.01(c), since
                                                      ----------------
December 31, 1996, there has been no change in the financial condition, operations, business, properties, or prospects of any Obligor or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to any Obligor that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the other documents, certificates and other writings delivered to the Holders by or on behalf of such Obligor specifically for use in connection with the transactions contemplated hereby.

          (d)  Defaults; Agreements.
               --------------------

               (i) Defaults. Except for such violations and defaults as would not, individually or in the aggregate, have a Material Adverse Effect, neither Issuer nor any of the Subsidiaries is in violation of its charter or by-laws or in default in the performance, observance or fulfillment of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument Material to Issuer and its Subsidiaries, to which Issuer or any of its Subsidiaries is a party or by which Issuer or any of its Subsidiaries or their respective property is bound. There exists no condition that constitutes a Default or Event of Default under any of the Transaction Documents.

               (ii)  Agreements.  Schedule 5.01(d)(ii) is a true and complete
                                  --------------------
listing as of the date of this Agreement of all "Material Agreements" which includes (i) all agreements relating to Indebtedness of Issuer and its Subsidiaries, including without limitation all credit agreements, indentures and other agreements related to any Indebtedness for borrowed money of any of the Obligors other than the Transaction Documents, (ii) all Material joint venture, partnership or limited liability company agreements to which any of the Obligors is a party, (iii) all agreements for the sale of goods or services to, or purchase of goods or services from, the Issuer's ten largest suppliers and ten largest customers (on a consolidated basis) for each of 1996 and the first six months of 1997, and (iv) all other contractual arrangements which are Material to any Obligor, including but not limited to, guaranties and employment agreements. The Obligors have delivered or made available to the Purchasers a true and complete copy of each Material Agreement described on Schedule
                                                               --------
5.01(d)(ii), including all exhibits and schedules.
-----------

          (e)  Permits; Licenses.  Except as would not, individually or in the
               -----------------
aggregate, have a Material Adverse Effect, each of Issuer and each of its Subsidiaries (a) has all permits, licenses, franchises and authorizations of governmental or regulatory authorities ("PERMITS"), including, without limitation, under any applicable laws regulating the conduct of the insurance business or Environmental Laws, material to the ownership, leasing and operation of its properties and the conduct of its business and (b) has fulfilled and performed all of its material obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results or would result in any other material impairment of the rights of the holder of any such Permit. Such Permits contain no restrictions that are materially burdensome to Issuer or any of its Subsidiaries. Schedule 5.01(e) lists all Permits which are Material to
                      ----------------
the Issuer and its Subsidiaries, and true and complete copies of all such Permits have been made available to the Purchasers.

          (f)  Ownership of Pledged Securities.
               -------------------------------

               (i)   Schedule 5.01(f)(i) contains (i) a diagram indicating the
                     -------------------
corporate structure of the Issuer, its Subsidiaries and any other Person which the Issuer or any of its Subsidiaries holds a direct or indirect partnership, joint venture or other equity interest and indicates the nature of such interest with respect to each Person included in such diagram; and (ii) accurately sets forth (A) the correct legal name of such Person, the jurisdiction of its organization and the jurisdiction in which it is qualified to transact business as a foreign corporation or otherwise, (B) the authorized, issued and outstanding shares or interests of each class of equity securities of the Issuer and each of its Subsidiaries and the ownership of such shares or interests indicating the Security Interest Restrictions with respect to such shares or interests and (C) the Pledged Securities of each Obligor.

               (ii) The Pledged Securities are owned by the Persons specified on Schedule 5.01(f)(ii). All of the Pledged Securities are duly authorized,
   --------------------
validly issued, fully paid and non-assessable, and are owned and held by the Pledgors, free and clear of any liens, encumbrances, or security interests whatsoever other than those created pursuant to the Note Documents or applicable securities laws. Except as set forth on Schedule 5.01(f)(ii)(a), for the Issuer
                                         -----------------------
and Schedule 5.01(f)(ii)(b) for the other Obligors, there are no outstanding
    -----------------------
registration rights, rights of first refusal, antidilution rights, or rights, warrants, options, or agreements to purchase or otherwise acquire any shares of the stock or securities or obligations of any kind convertible into any shares of capital stock, of any shares, of the Obligors or any of their Subsidiaries. All rights, including those set forth on Schedule 5.01(f)(ii)(a) and Schedule
                                         -----------------------     --------
5.01(f)(ii)(b), to adjust the purchase price of any shares of stock, or the
--------------
exercise price of any warrants, options, or agreements to purchase or otherwise acquire any shares of the stock or securities of the Obligors have been duly and validly waived. The registration rights set forth on Schedule 5.01(f)(ii)(a)
                                                      -----------------------
and Schedule 5.01(f)(ii)(b) do not conflict with or preempt any registration
    -----------------------
rights granted to the Agent or the Purchasers pursuant to the Transaction Documents. Schedule 5.01(f)(ii)(c) lists all options, warrants or other rights
            -----------------------
to acquire equity securities of any Subsidiary of the Issuer that is not an Obligor, including the class of securities to which such rights pertain, the exercise price, expiration date, holders thereof and registration rights pertaining thereto. Except as set forth on such schedule, Schedule
                                                           --------
5.01(f)(ii)(a) and Schedule 5.01(f)(ii)(b) there are no options, warrants or
--------------     -----------------------
other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Issuer or any of its Subsidiaries or obligating the Issuer or any of its Subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, the Issuer or any of its subsidiaries. True, correct and complete copies of the forms of all options, warrants, rights, agreements, arrangements or commitments identified in the
schedule have been delivered to Purchasers.   Except as disclosed in such
schedule, there are no obligations, contingent or otherwise, of the Issuer or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Issuer stock or the capital stock of any subsidiary or to provide funds to or make any Investment (in the form of a loan, capital contribution, guaranty or otherwise) in any such Subsidiary or any other entity.

          (g)  Financial Statements.  The Obligors have delivered to the
               --------------------
Purchasers copies of (i) the final audited consolidated financial statements of the Issuer and its Subsidiaries for the year ending December 31, 1996, (ii) unaudited statements of the Issuer for the quarter ending June 30, 1997, and
(iii) unaudited interim monthly statements of SMS prepared on a pro forma basis after giving effect to the Acquisition for November 1996 through August 1997; provided that no schedules or notes have been provided for those statements
--------
referred to in items (ii) and (iii) of this sentence. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Issuer and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

          (h)  Security Interest; Other Security.  This Agreement and the other
               ---------------------------------
Transaction Documents, when executed and delivered and, upon the purchase of the Notes by the Purchasers, will create and grant to the Agent for the benefit of the Agent and the Holders (upon (i) the filing of the appropriate UCC-1 financing statements, and (ii) delivery of the Pledged Securities with appropriate stock powers to the Purchasers) valid and perfected security interests (junior only to the lien of the IBM Facility) in the Collateral and the Pledged Securities in existence on the Closing Date as to which security interests may be perfected by such filings or delivery, subject only to Permitted Liens.

          (i)  Places of Business.  The chief executive office of each Obligor
               ------------------
is, on the Closing Date, as set forth on Schedule 5.01(i) hereto, which offices
                                         ----------------
in the United States are the places where each Obligor is "located" for the purpose of the UCC and the Uniform Commercial Code in effect in any State in which any Obligor is so located. All of the places where each Obligor keeps the records concerning the Collateral on the date hereof or regularly keeps any goods included in the Collateral on the date hereof are also listed on Schedule
                                                                       --------
5.01(i) hereto.
-------

          (j)  Compliance with Laws, Other Instruments, etc.  The execution,
               --------------------------------------------
delivery and performance by each Obligor of the Transaction Documents to which it is a party will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of such Obligor under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement relating to the borrowing of money, any material lease or any other Material Agreement to which such Obligor is bound or by which such Obligor or any of its properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to such Obligor or (iii) violate any provision of any Requirement of Law (including, without limitation, laws regulating the corporate practice of medicine) applicable to such Obligor.

          (k)  Governmental Authorizations, etc.  No consent, approval or
               --------------------------------
authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by any Obligor of this Agreement or the Notes.

          (l)  Litigation; Observance of Agreements, Statutes and Orders.
               ---------------------------------------------------------

               (i)   Except as disclosed in Schedule 4.02(h), there are no
                                            ----------------
actions, suits or proceedings pending or, to the knowledge of any Obligor, threatened against or affecting such Obligor in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

               (ii) None of the Obligors is in default under any term of any Material Agreement or any other agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable Requirement of Law (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          (m)  Taxes.  Each Obligor has filed all tax returns that are required
               -----
to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which each Obligor, as the case may be, has established adequate reserves in accordance with GAAP. No Obligor knows of any basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The Federal income tax liabilities of each Obligor have been paid for all fiscal years up to and including the fiscal year ended December 31, 1996.

          (n)  Title to Property; Leases.  Each Obligor has good and marketable
               -------------------------
title to its assets and properties that individually or in the aggregate are Material, all of which are listed on Schedule 5.01(n), in each case free and
                                     ----------------
clear of Liens (other than Liens permitted by this Agreement). All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects. No Obligor owns any real property.

          (o)  Collateral.  Schedule 5.01(o) accurately sets forth (i) the
               ----------   ----------------
Collateral of the Issuer and each Subsidiary, indicating the Security Interest Restriction, if any, with respect to such Collateral, and (ii) the Security Property of each Obligor.

          (p)  Licenses, Permits, etc.  Except as disclosed in Schedule 5.01(p),
               -----------------------                         ----------------
each Obligor owns or possesses the right to use all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others other than rights of licensors with respect to those items that are subject to such licenses.

          (q)  Compliance with ERISA.
               ---------------------

               (i) Each Obligor and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. No Obligor or any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by any Obligor or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of any Obligor or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

               (ii) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "BENEFIT LIABILITIES" has the meaning specified in Section 4001 of ERISA and the terms "CURRENT VALUE" and "PRESENT VALUE" have the meaning specified in Section 3 of ERISA.

               (iii) No Obligor or any ERISA Affiliates have incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

               (iv) The expected postretirement benefit obligation (determined as of the last day of each Obligor's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of each Obligor is not Material.

               (v) The Obligors' execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code.

          (r)  Private Offering by each Obligor.  None of the Obligors or anyone
               --------------------------------
acting on their behalf has offered the Securities or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than institutional investors. None of the Obligors or anyone acting on its behalf has taken, or will take, any action that would subject the initial issuance or sale of the Securities to the registration requirements of Section 5 of the Securities Act.

          (s)  Use of Proceeds; Margin Regulations.  The Obligors will apply the
               -----------------------------------
proceeds of the sale of the Notes to partially finance the Acquisition, to pay costs and expenses incurred by the

Obligors in connection with the Transaction Documents and for working capital. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 CFR 207), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve each Obligor in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). As used in this Section, the terms "MARGIN STOCK" and "PURPOSE OF BUYING OR CARRYING" shall have the meanings assigned to them in said Regulation G.

          (t)  Existing Indebtedness; Future Liens.
               -----------------------------------

               (i)   Schedule 5.01(t)(i) sets forth a complete and correct list
                     -------------------
of all outstanding Indebtedness of each Obligor as of the Closing Date. None of the Obligors is in default in the payment of any principal or interest on any Indebtedness of such Obligor and no event or condition exists with respect to any Indebtedness of such Obligor that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

               (ii)  Except as disclosed in Schedule 5.01(t)(ii), (A) none of
                                            --------------------
the Obligors has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien other than a Permitted Lien, and
(B) there are no Liens on any of the property of the Obligors.

          (u)  Foreign Assets Control Regulations, etc.  Neither the sale of the
               ----------------------------------------
Notes by the Issuer hereunder nor their use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

          (v)  Status under Certain Statutes. None of the Obligors is subject to
               -----------------------------
regulation under the Investment Issuer Act of 1940, as amended, the Public Utility Holding Issuer Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.

          (w)  Environmental Matters.  None of the Obligors has knowledge of any
               ---------------------
claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against such Obligor or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to the Purchasers in writing,

               (i) none of the Obligors has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect; and

               (ii) all buildings on all real properties now owned, leased or operated by each Obligor is in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

          (x)  Labor Matters.  There is (a) no unfair labor practice complaint
               -------------
pending against any Obligor or, to the best knowledge of such Obligor, threatened against it, before the National Labor Relations Board or any state or local labor relations board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against such Obligor or, to the best knowledge of such Obligor, threatened against it and (b) no strike, labor dispute, slowdown or stoppage pending against any Obligor or, to the best knowledge of such Obligor, threatened against it, except for such actions specified in clause (a) or (b) above which, singly or in the aggregate, will have or could reasonably be expected to have a Material Adverse Effect.

          (y)  Certificate of Incorporation and By-Laws  The Issuer has
               ----------------------------------------
heretofore furnished to Purchasers a complete and correct copy of its Certificate of Incorporation and By-Laws as most recently restated and subsequently amended to date. Such Certificate of Incorporation and By-Laws are in full force and effect. The Issuer is not in violation of any of the provisions of its Certificate of Incorporation or By-Laws.

          (z)  Capitalization The authorized capital stock of the Issuer
               --------------
consists of (i) 25,000,000 shares of Common Stock and (ii) 10,000,000 shares of Preferred Stock, of which 2,242,500 shares of Series A Preferred Stock have been authorized and designated. As of September 26, 1997, (i) 4,850,655 shares of Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, and no shares of Common Stock were held in treasury,
(ii) no shares of Common Stock were held by Subsidiaries of the Issuer and (iii) approximately 715,594 shares of Common Stock were reserved for future issuance pursuant to outstanding stock options or warrants (collectively, the "Issuer
                                                                      ------
Stock Plans").  As of September 26, 1997, 2,242,500 shares of Series A Preferred
-----------
Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, and no shares of Preferred Stock (including Series A and B Preferred Stock) were held in treasury. As of September 26, 1997 no Preferred Stock other than Series A Preferred Stock was issued and outstanding.

          (aa) Solvency.  After giving effect to the transactions contemplated
               --------
by the Transaction Documents, (a) the fair market value of the assets of each Obligor is in excess of the total amount of its liabilities (including, without limitation, contingent liabilities); (b) the present fair saleable value of the assets of each Obligor is greater than its probable liability on its existing debts as such debts become absolute and matured; (c) each Obligor is then able and expects to be able to pay its debts (including, without limitation, contingent debts and other commitments) as they mature;

and (d) each Obligor has capital sufficient to carry on its business as conducted and as proposed to be conducted.

          SECTION 5.02. REPRESENTATIONS OF THE PURCHASERS. Each Purchaser represents and warrants to the Issuer as follows:

          (a)  No Registration.  The Securities are not registered under the
               ---------------
Securities Act or any state securities laws; it understands that the offering and sale of the Securities are intended to be exempt from registration under the Securities Act, by virtue of Section 4(2) and the provisions of Regulation D promulgated thereunder, based, in part, upon the representations, warrantees and agreements contained in this Agreement; and such Purchaser understands that the Securities will bear a legend to that effect.

          (b)  Accredited Investor. With respect to the transaction evidenced by
               -------------------
this Agreement and the Securities, such Purchaser is an accredited investor within the meaning of Regulation D under the Securities Act, and it has such knowledge and experience in financial, tax and business matters so as to enable it to utilize the information provided to it and other sources of information (including this Agreement) to evaluate the merits and risks of an Investment in the Securities and to make an informed investment decision with respect thereto.

          (c)  Purchase for Investment; Legend.  Such Purchaser is acquiring the
               -------------------------------
Securities solely for its own account for investment and not with a view to resale or distribution. Such Purchaser acknowledges that a restrictive legend substantially in the form set forth in Section 2.03 will be placed on the
                                       ------------
security.

          (d)  Authorization, etc. This Agreement, the Warrant Agreement and the
               -------------------
Registration Rights Agreement have been duly authorized, executed and delivered by such Purchaser.

          (e)  ERISA Matters.  In connection with its purchase of the Notes and
               -------------
the Warrants, none of the funds being used by such Purchaser to purchase the Notes and the Warrants include "plan assets" as such term is defined in ERISA.


                                  ARTICLE VI
                      REPORTING AND AFFIRMATIVE COVENANTS

          Each Obligor covenants that so long as any of the Notes are outstanding:

          SECTION 6.01. FINANCIAL AND BUSINESS INFORMATION. The Obligors shall deliver to each Holder of Notes:

          (a)  Annual Statements.  Within 90 days after the end of each fiscal
               -----------------
year of the Issuer, duplicate copies of the Issuer's Annual Report on Form 10-K for such fiscal year (together with the Issuer's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Commission.

          (b)  Quarterly Statements.  Within 45 days after the end of the first
               --------------------
three quarters of each fiscal year, copies of the Issuer's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Commission.

          (c)  Board Reports.  Upon written request of any Holder, such Holder
               -------------
shall receive copies of all reports and analysis as Issuer provides to its Board of Directors or any committee thereof or to its stockholders from time to time.

          (d)  Annual Budget.  Upon written request of any Holder, such Holder
               -------------
shall receive, as soon as practicable and in any event within 90 days of the Closing hereunder and by March 1 of each fiscal year of the Issuer thereafter, a plan, operating budget and financial forecast for the next succeeding fiscal year of the Issuer, including, without limitation, (i) a forecasted consolidated and consolidating balance sheet and statement of income of the Issuer and its Subsidiaries and a consolidated and consolidating statement of cash flows of the Issuer for each fiscal quarter and year, (ii) a consolidated and consolidating forecasted statement of income and a balance sheet of the Issuer and its Subsidiaries and a consolidated and consolidating statements of cash flows of the Issuer and its Subsidiaries for each fiscal quarter of such fiscal year, and
(iii) the amount of forecasted capital expenditures for such fiscal year of the Issuer and its Subsidiaries (except that consolidating financial information will be delivered only to the extent and in the form customarily prepared and available to the Issuer). The budgets shall include projected revenues, expenses, and EBITDA data and such other data as Holders may request setting forth the breakdown between the SMS business unit and the other business units of the Issuer, in a format similar to the monthly, quarterly and annual reports provided to the Holders hereunder.

          (e)  SEC and Other Reports.  Within five (5) days of their becoming
               ---------------------
available, each other financial statement, report, notice or proxy statement sent by any Obligor to public securities Holders generally, and each regular or periodic report, each registration statement (without exhibits except as expressly requested by such Holder), and each prospectus and all amendments thereto filed by such Obligor with the Commission and of all press releases and other statements made available generally by such Obligor to the public concerning developments that are Material to the Issuer;

          (f)  Notice of Default or Event of Default. Promptly, and in any event
               -------------------------------------
within five Business Days after a Responsible Officer of any Obligor becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 8.01(g), a written notice
                                           ---------------
specifying the nature and period of existence thereof and what action such Obligor is taking or proposes to take with respect thereto;

          (g)  Notices from Governmental Authority.  Promptly, and in any event
               -----------------------------------
within 30 days of receipt thereof, copies of any notice to any Obligor from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

          (h)  Other Reports.  Upon the request of any Holder, with reasonable
               -------------
promptness, copies of any documents or reports to IBM from Issuer.

          (i)  Requested Information. From time to time, with reasonable
               ---------------------
promptness, such additional financial statements and information with respect to the financial condition of the Issuer and its Subsidiaries as Holders may reasonably request, including, without limitation and without further request,
(i) any financial statements or reports (including comment letters to management) furnished to the Issuer or its Subsidiaries by its independent certified public accountants, (ii) to the extent not already furnished pursuant to this Agreement, all financial statements, certificates, reports and other information furnished by the Issuer and its Subsidiaries to any bank pursuant to any agreement, and (iii) all significant press releases issued by or on behalf of the Issuer or its Subsidiaries. Finally, the Issuer shall provide such information concerning the operations of the Issuer and its Subsidiaries as Holders may from time to time reasonably request in writing, and upon reasonable advance notice permit representatives of each Holder (i) such access during normal business hours (and in a manner which will not be disruptive to the business and operations of the Issuer) to the properties, books and records of the Issuer and its Subsidiaries, and (ii) to discuss the affairs, accounts and finances of the Issuer and its Subsidiaries with the financial and management personnel of the Issuer and its Subsidiaries and with their independent certified public accountants (and the Issuer authorizes such independent public accountants to discuss the Issuer's or any Subsidiaries' financial matters with the Holders and their representatives); provided, however, that the Issuer shall not be obligated to provide access to any information that it reasonably considers to be a trade secret or similar confidential information unless Holders provide assurances in writing that they will maintain the confidentiality of the information. Holders will consult with the Issuer regarding the strategy and logistics of their visits and inspections in order to minimize the costs of, and disruptions arising from, such visits and inspections. All such information shall be treated by Holders as confidential.

          SECTION 6.02. OFFICER'S CERTIFICATE. The documents delivered to a Holder of Notes pursuant to Section 6.01(a) hereof shall be accompanied by a
                            ---------------
certificate of a Senior Financial Officer of each Obligor setting forth:

          (a)  Covenant Compliance.  The information (including detailed
               -------------------
calculations) required in order to establish whether the Obligors were in compliance with the requirements of Sections 7.05, 7.06, 7.13 through 7.16, 13,
                                    -------------------------------------------
14, 15 and 16, inclusive, during the quarterly or annual period covered by the
-------------
statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

          (b)  Event of Default.  A statement that such officer has reviewed the
               ----------------
relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of Obligors from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of any Obligor to comply with any Environmental Law), specifying the nature and period of existence thereof and what action such Obligor shall have taken or proposes to take with respect thereto.

          SECTION 6.03. INSPECTION. Each Obligor shall permit the representatives of each Holder, at the expense of the applicable Obligor, to visit and inspect any of the offices or Properties of such Obligor during normal business hours and upon reasonable notice, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision each Obligor authorizes said accountants to discuss the affairs, finances and accounts of such Obligor), all as often as may be requested.

          SECTION 6.04. COMPLIANCE WITH LAW. Each Obligor will comply with all Requirements of Law to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of its properties or to the conduct of its business, in each case to the extent necessary to ensure that non-compliance with such Requirements of Law or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          SECTION 6.05.  INSURANCE.  Each Obligor shall:

          (a) Keep its assets which are of an insurable character insured (to the extent and for the time periods consistent with normal industry practices) by financially sound and reputable insurers against loss, business interruption, or damage by fire, explosion, theft or other hazards which are included under extended coverage in amounts not less than the insurable value of the property insured or such lesser amounts, and with such self-insured retention or deductible levels, as are consistent with normal industry practices;

          (b) Maintain with financially sound and reputable insurers, insurance against other hazards and risks and liability to Persons and property to the extent and in the manner customary for companies in similar businesses;

          (c) Upon the request of any Holder, will render to such Holder a statement of insurance in such detail as such Holder may reasonably request as to all such insurance coverage.

          (d)  (i)   Provide within 30 days after the Closing and shall
thereafter maintain a "key man" life insurance policy on the life of P. Scott Munro, its Chief Executive Officer, or such other person as may be selected by the Purchasers, in the principal amount of $7,850,000 which shall thereafter be no less than fifty percent (50%) of the Unpaid Principal Amount of the Notes for the benefit of the Holders to provide for the early redemption of the Notes or, if previously redeemed, for the use by the Issuer.

               (ii) Provide within 30 days after the Closing and shall thereafter maintain a "key man" life insurance policy on the life of Joseph Mertens, its President, or such other person as may be selected by the Purchasers, in the principal amount of $7,850,000 which shall thereafter be no less than fifty percent (50%) of the Unpaid Principal Amount of the Notes for the benefit of the Holders to provide for the early redemption of the Notes or, if previously redeemed, for the use by the Issuer.

          (e) Within 30 days after the Closing cause each certificate and policy relating to Property damage, to contain an endorsement, in form and substance acceptable to the Agent, showing loss payable to the Agent, for the benefit of the Holders, and, if required by the Agent, naming the Agent as an additional insured under such policy. Each certificate and policy relating to coverage other than the foregoing shall, if required by the Agent, contain an endorsement naming the Agent as an additional insured under such policy. Such endorsement or an independent instrument furnished to the Agent shall provide that the insurance companies will give the Agent at least thirty (30) days' written notice before any such policy or policies of insurance shall be altered adversely to the interests of the Holders or canceled and that no act, whether willful or negligent, or default of the Issuer, any of its Subsidiaries or any other Person shall affect the right of the Agent to recover under such policy or policies of insurance in case of loss or damage. In the event the Issuer or any of its Subsidiaries, at any time or times hereafter shall fail to obtain or maintain any of the policies or insurance required herein or to pay any premium in whole or in part relating thereto, then the Agent, without waiving or releasing any obligations or resulting Event of Default hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which the Agent deems advisable. All sums so disbursed by the Agent shall be part of the Obligations, payable as provided in this Agreement.

          SECTION 6.06. MAINTENANCE OF PROPERTIES. Each Obligor will maintain and keep, or cause to be maintained and kept, their respective properties in normal working order and condition (other than ordinary wear and tear) such that, in the reasonable judgment of such Obligor, the business carried on in connection therewith may be properly conducted at all times, provided that this
                                                             --------
Section shall not prevent such Obligor from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and such Obligor has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          SECTION 6.07. PAYMENT OF TAXES AND CLAIMS. Each Obligor will and will cause each of its Subsidiaries to file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of any Obligor, provided that none of the Obligors need pay any such tax or assessment
         --------
or claims if the amount, applicability or validity thereof is contested by such Obligor on a timely basis in good faith and in appropriate proceedings, and such Obligor has established adequate reserves therefor in accordance with GAAP on the books of such Obligor or the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

          SECTION 6.08. CORPORATE EXISTENCE, ETC. Each Obligor will at all times preserve and keep in full force and effect its corporate existence. Each Obligor will at all times preserve and keep in full force and effect the corporate existence and all rights and franchises of such Obligor unless, in the good faith judgment of such Obligor, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

          SECTION 6.09. MAINTENANCE OF BOOKS AND RECORDS. Each Obligor will make and keep books, records and accounts in which full, true and correct entries in accordance with GAAP and all Requirements of Law are made of all dealings and transactions in relation to its business and activities.

          SECTION 6.10. MAINTENANCE OF LINE OF BUSINESS. Each Obligor will, and will cause its Subsidiaries to, devote substantially all of their respective time to, and deploy substantially all of their respective Material assets owned or used by such Obligor or Subsidiary in, the Line of Business as conducted by the Obligors on the date of this Agreement and businesses reasonably related thereto.

          SECTION 6.11. PRIVATE PLACEMENT NUMBERS. At the request of any Holder, the Issuer shall assist such Holder in obtaining a Private Placement number ("CUSIP NUMBER") issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) for the Notes. The costs of obtaining a CUSIP Number following such request by any Holder shall be shared equally between the Issuer, on the one hand, and the requesting Holders, on the other hand, provided that the Issuer shall no be obligated to spend more than $5,000 hereunder.

          SECTION 6.12. LIENS. The Obligors shall defend the Collateral against any and all Liens howsoever arising, other than Permitted Liens, and in any event defend against any attempted foreclosure.

          SECTION 6.13. RULE 144. In order to permit the holders of Notes, Warrants and Warrant Shares (as defined in the Warrant Agreement) to sell the same, if they so desire, pursuant to Rule 144 promulgated by the Commission (or any successors to such rules), the Issuer will comply with all rules and regulations of the Commission applicable in connection with the use of Rule 144 (or any successors thereto), including the timely filing of all reports with the Commission and the provision of any information regarding the Issuer in order to enable such holders, if they so elect, to utilize Rule 144, and the Issuer will cause any restrictive legends to be removed and any transfer restrictions to be rescinded with respect to any sale of Notes, Warrants and Warrant Shares which is exempt from registration under the 1933 Act pursuant to Rule 144. Upon the request of any Holder of Notes, Warrants and Warrant Shares, the Issuer will deliver to such holder a written statement verifying that it has complied with such requirement.

          SECTION 6.14. USE OF PROCEEDS. The Obligors will apply the proceeds of the sale of the Notes to partially finance the Acquisition, to pay costs and expenses incurred by the Obligors in connection with the Transaction Documents and for working capital. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 CFR 207), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve each Obligor in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220).

          SECTION 6.15. RIGHT TO PROVIDE FINANCING. For so long as the Notes are outstanding, and subject to the restrictions contained herein, the Issuer shall provide to the Holders a right of first refusal to provide any debt financing for the Issuer or its Subsidiaries (other than the following categories of financings to which this Section 6.15 shall not apply: sale/leaseback and lease financings; accounts receivables, asset based and inventory secured senior financing, receivables factorings (including forfeiting) and sales of receivables; purchase money financing and capital lease financing of equipment or fixed assets from the sellers thereof; financings secured by real property mortgages;) or private equity financings of any sort for the Issuer or its Subsidiaries (collectively a "Financing"). If the Issuer desires in good faith to engage in a Financing, the Issuer shall first notify the Holders and in good faith negotiate with them the terms of the Financing desired. If the parties are unable to negotiate mutually acceptable terms in a reasonable amount of time given the needs of the Issuer, the Issuer may seek a bona fide Financing proposal from a third party and upon receiving the same shall deliver a written notice thereof to the Holders (the "Notice"). The Notice shall contain a description of the proposed Financing and all of the terms thereof and the parties thereto, including the proposed closing arrangements. The Notice shall be accompanied by a copy of the bona fide third party offer for the Financing. During the period ending thirty (30) days after the Notice is delivered to the Holders, the Holders, or any of them may, by written notice to the Issuer, agree to provide the Financing on the terms described in the Notice. In the event that the Holders do not agree to provide the Financing, the Issuer shall have the right to accept the third party Financing on the terms (such as interest, maturity date, dividend rate, redemption date, etc.) described in the Notice (or terms more favorable to the Issuer), but shall not have the right to accept
Financing on any other terms without providing the Holders another opportunity to provide the same as set forth herein.

          SECTION 6.16   FURTHER ASSURANCES; SECURITY INTERESTS.

          (a) Upon the request of the Holders, the Obligors shall duly execute and deliver, or cause to be duly executed and delivered, at the cost and expense of the Obligors, such further instruments as may be appropriate in the reasonable judgment of the Holders to carry out the provisions and purposes of this Agreement and the other Transaction Documents.

          (b) Upon the request of the Agent, the Obligors shall promptly execute and deliver, or cause to be duly executed and delivered, at the cost and expense of the Obligors, such further instruments as may be appropriate in the reasonable judgment of the Holders to provide the Agent for the benefit of the Agent and the Holders a perfected Lien (junior only to the lien of the IBM Facility) in the Collateral and any and all documents (including without limitation, the execution, amendment or supplementation of any financing statement and continuation statement or other statement) for filing under the provisions of the UCC and the rules and regulations thereunder, or any other statute, rule or regulation of any applicable foreign, federal, state or local jurisdiction, and perform or cause to be performed such other ministerial acts which are necessary, from time to time, in order to grant and maintain in favor of the Agent for the benefit of the Agent and the Holders the security interest in the Collateral contemplated hereunder and under the other Transaction Documents.

          (c) The Obligors shall promptly undertake to deliver or cause to be delivered to the Holders from time to time such other documentation, consents, authorizations and approvals in form and substance reasonably satisfactory to the Holders, as the Holders shall deem reasonably necessary or advisable to perfect or maintain the Liens of the Holders.

          (d) In the event that the IBM Facility is amended, supplemented or modified subsequent to Amendment #4 To The Inventory Working Capital Financing Agreement dated as of September 30, 1997 between IBM and Issuer to add to the collateral granted to IBM therein, the Obligors shall promptly execute and deliver, or cause to be duly executed and delivered, at the cost and expense of the Obligors, such further instruments as may be appropriate in the reasonable judgment of the Holders to provide the Agent for the benefit of the Agent and the Holders a perfected Lien (junior only to the lien of the IBM Facility) in such additional collateral and any and all documents (including without limitation, the execution, amendment or supplementation of any financing statement and continuation statement or other statement) for filing under the provisions of the UCC and the rules and regulations thereunder, or any other statute, rule or regulation of any applicable foreign, federal, state or local jurisdiction, and perform or cause to be performed such other ministerial acts which are necessary, from time to time, in order to grant and maintain in favor of the Agent for the benefit of the Agent and the Holders a security interest in such additional collateral as contemplated hereunder and under the other Transaction Documents.

          SECTION 6.17 ADDITIONAL WHOLLY-OWNED SUBSIDIARIES. Any Wholly-Owned Subsidiary which is formed or acquired by any Obligor ( as permitted under the terms of this Agreement subsequent to the date hereof) shall become a Guarantor hereunder and shall execute such documents in connection therewith as shall be required by the Agent.

          SECTION 6.18 INTEREST RATE CONTRACT. Within sixty (60) days of the Closing, Issuer shall obtain, and shall thereafter cause to be maintained for so long as the Notes are outstanding one or more Interest Rate Contracts in form an substance acceptable to the Holders providing for an interest rate hedge covering no less than 50% of the Issuer's exposure to an interest rate increase under the IBM Facility.

          SECTION 6.19 LIEN SCHEDULE. On or before October 17, 1997, Issuer shall update and deliver to Holders a new Schedule 5.01(t)(ii) with respect to the matters set forth in Section 5.01(t)(ii)(B), which Schedule shall confirm the accuracy of the representation made in the Schedule 5.01(t)(ii) delivered at the Closing.


                                  ARTICLE VII
                              NEGATIVE COVENANTS

          Each Obligor covenants that so long as any of the Notes are outstanding:

          SECTION 7.01 LIMITATION ON CERTAIN TRANSACTIONS BETWEEN THE ISSUER AND RELATED PERSONS. The Issuer shall not enter into, and shall not permit any Subsidiary to enter into, directly or indirectly, any agreement, and shall not renew or permit any Subsidiary to renew any existing agreement, relating to the sale, purchase or lease of any assets, property or services with any Related Person unless the Holders shall have made a determination to approve the transaction and provided, further, that this Section 7.01 shall not restrict
                --------  -------            ------------
compensation arrangements with full-time employees of the Issuer or its Subsidiaries that have been approved by the Board of the Issuer.

          SECTION 7.02 MERGER, CONSOLIDATION, ETC. The Issuer shall not, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person or, sell, assign, convey, transfer, lease or otherwise dispose of ("TRANSFER") all or substantially all of its properties and assets to any other Person or group of affiliated Persons or permit its Subsidiaries to enter into any such transaction or transactions if such transaction or transactions, in the aggregate, would result in a sale of all or substantially all of the assets of the Issuer and its Subsidiaries; provided
                                                                    --------
that so long as all Obligations are repaid in full at the closing thereof (at the amounts set forth in Section 2.08 hereof) and as a condition thereto in connection with such Transfer, such Transfer shall be permitted; provided
                                                                 --------
further that any Wholly-Owned Subsidiary may consolidate with or merge with or
-------
into any other Wholly-Owned Subsidiary.

          SECTION 7.03 LIMITATION ON ASSET SALES. Neither the Issuer nor any of its Subsidiaries shall make an Asset Sale unless

          (a)  the applicable Obligor complies with the provisions of Section
                                                                      -------
2.07 (c) and Section 2.07(e); and
--------     ---------------

          (b) the total proceeds thereof must consist of cash or debt assumed by a transferee; and

          (c)  the Asset Sale must be at Fair Market Value.

          SECTION 7.04 RESTRICTED PAYMENTS AND INVESTMENTS. No Obligor shall, directly or indirectly, (a) make any Investment other than a Permitted Investment, or (b) declare or pay any dividend (other than dividends payable solely in common stock of such Obligor or dividends by the Issuer on the Series A Preferred Stock payable in Series A Preferred Stock, provided, that no Default
                                                       --------
or Event of Default shall have occurred and be continuing at the time, or shall occur as a result, of any of the payments above) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of capital stock of any Obligor or any warrants, options or rights to purchase any such capital stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of an Obligor or any of its Subsidiaries (each a "RESTRICTED PAYMENT"); provided, however, that, to the
                                            --------  -------
extent permitted by Governing Law any Subsidiary of an Issuer may make Restricted Payments to the Issuer; provided, further, that the Issuer may
                                   -------- --------
purchase either assets or capital stock with Common Stock so long as no Default of Event of Default shall have occurred and be continuing at the time, or shall occur as a result of such purchase after giving pro forma effect to such
                                                ---------
purchase.

          Notwithstanding the foregoing, the above limitation shall not prevent
(a) the consummation of the Acquisition; (b) the purchase, redemption, acquisition or retirement of any shares of capital stock of the Issuer in exchange for, or out of the net proceeds of the substantially concurrent sale (other than to a Guarantor) of, other shares of stock of the Issuer; and (c) purchases of common stock by the Issuer or a trust pursuant to any employee stock ownership or similar employee benefit plan of the Issuer that has been approved by the Board of Directors of the Issuer.

          SECTION 7.05 LIMITATION ON ADDITIONAL INDEBTEDNESS. No Obligor shall, directly or indirectly, create, incur, issue, assume, guarantee or in any other manner become liable for, contingently or otherwise, or become responsible for (including through any merger or consolidation to which such Obligor is a party or through any other acquisition of any Wholly-Owned Subsidiary or of any Person thereby becoming a Wholly-Owned Subsidiary) the payment of (collectively, an "incurrence"), any obligations in respect of any Indebtedness or Guaranty, except (a) Indebtedness evidenced by the Notes and the Guarantors' Guaranty with respect thereto; (b) the IBM Facility and the SMS Obligations outstanding on the Closing Date; (c) Indebtedness of any Obligor to any other Obligor, provided,
                                                                    ---------
however that the notes evidencing such Indebtedness are pledged to the Agent for
-------
the benefit of the Agent and the Holders; (d) Indebtedness in respect of performance bonds, surety bonds and letters of credit issued for the purpose of supporting performance obligations of such Obligor provided in the ordinary course of such Obligor's business, and any refinancings thereof; (e)

Indebtedness arising from agreements providing for reasonable indemnification, adjustment of purchase price or similar obligations, or from guarantees, letters of credit, surety bonds or performance bonds securing any obligation of an Obligor which has been incurred or assumed in connection with the disposition of any business, assets of Subsidiary for the purpose of financing such acquisition, to the extent permitted by this Agreement; (f) Indebtedness that is incurred to acquire Permitted Liens; (g) Indebtedness that is set forth on
Schedule 5.01(t)(i); (h) Indebtedness under operating leases (i.e., leases that are not considered Capital Leases); (i) Indebtedness incurred to refinance at the same or lower principal amount any Indebtedness described in subsections 7.05(c)-(h); and (j) Indebtedness other than described in subsections 7.05(a)-
(i) not in excess of $50,000. Notwithstanding the foregoing sentence, the aggregate amount of the obligations incurred in respect of any Indebtedness or Guaranty by all Obligors which constitute Senior Debt shall not exceed $95,000,000 (the "MAXIMUM SENIOR DEBT AMOUNT"), provided, however, that the
                                                --------  -------
Maximum Senior Debt Amount shall be reduced on a dollar for dollar basis as the commitment amount under the Revolving Loan portion of the IBM Facility is reduced or the amount outstanding under the Acquisition Loan portion of the IBM Facility is reduced, and the aggregate amount of the obligations incurred in respect of any Indebtedness or Guaranty by all Obligors which constitute Subordinated Debt shall not exceed $7,500,000 (the "MAXIMUM SUBORDINATED DEBT AMOUNT"), provided, however, that the Maximum Subordinated Debt Amount shall be
          --------  -------
reduced on a dollar for dollar basis by payments made by Issuer which reduce the principal amount outstanding under the SMS Obligations.

          SECTION 7.06 LIMITATION ON CREATION OF LIENS. No Obligor shall, directly or indirectly create, incur, assume or suffer to exist any Lien in or on any right, title or interest to or in any of its properties or assets, except for (a) Liens existing as of the date of this Agreement and expressly identified and described in Schedule 5.01(t)(ii) hereto, and any renewals and extensions
                 --------------------
thereof that secure Indebtedness not greater in amount than the lesser of the amount of Indebtedness secured by such Liens on the date hereof or on the date of such renewal or extension; (b) Liens granted after the date of this Agreement on any assets or Capital Stock of an Obligor created in favor of the Holders of the Notes; and (c) Permitted Liens.

          SECTION 7.07 RANK OF FUTURE INDEBTEDNESS. No Obligor shall incur, create, issue, assume, guarantee or acknowledge any agreement with respect to
(i) any Indebtedness which is senior in right of payment to the Obligations (other than the IBM Facility, and provided that the foregoing shall not prohibit the incurrence of Indebtedness permitted by the terms of this Agreement which is secured by a Permitted Lien), (ii) any other Indebtedness unless such Indebtedness is permitted by Section 7.05 and by its terms is subordinate in
                             ------------
right of payment to the Obligations, or (iii) any Indebtedness (other than Indebtedness between Obligors permitted by Section 7.05) which is structurally
                                           ------------
senior to or pari passu in right of payment to the Obligations.

          SECTION 7.08   CREATION OF SUBSIDIARIES; ADDITIONAL GUARANTORS.
Except as provided in Section 7.04, no Obligor shall, directly or indirectly,
                      ------------
form or acquire any Subsidiaries, provided, however, an Obligor may form or
                                  -----------------
acquire Subsidiaries, if (i) the applicable Obligor gives the Agent written notice thereof at least 30 Business Days prior to the consummation of such formation or acquisition (the "CONSUMMATION DATE"), (ii) in the case of an acquisition of a Subsidiary, the applicable Obligor shall deliver, together with such notice, (A) to the extent available, the most recent annual and monthly Financial Statements for such Subsidiary which would have been required to be delivered if such Subsidiary had been an original party to this Agreement which shall be audited to the extent available (it being understood that no Obligor shall have any obligation to cause any Financial Statements to be prepared), and
(B) a pro forma consolidated balance sheet for the Issuer, giving effect to such Acquisition and any proposed extensions of credit to such Subsidiary on the Consummation Date, (iii) promptly upon the Agent's reasonable request therefor, the applicable Obligor shall deliver any documentation pertaining to such Subsidiary and the Obligor and such Subsidiary, taken as a whole and (iv) on or before the Consummation Date, such new Subsidiary shall become an Obligor hereunder, all of the Capital Stock of such Subsidiary is owned by an Obligor and the certificates representing 100% of the shares of Capital Stock of such Subsidiary becomes part of the Pledged Securities under the Guarantor Security and Pledge Agreement and are delivered to the Agent together with stock powers for each such certificate executed in blank, and to the extent that no Default or Event of Default then exists or would result from such acquisition. The Issuer shall cause each inactive Subsidiary that is Wholly-Owned Subsidiary and that becomes active after the date hereof to become an Obligor hereunder, appropriate UCC-1 financing statements executed by such Subsidiary and to the extent the stock of such Subsidiary has not previously been pledged to the Agent, a Guarantor Security and Pledge Agreement supplement duly executed by the appropriate Obligor accompanied by the stock certificates of such Subsidiary together with undated stock powers executed in blank.

          SECTION 7.09 RECEIVABLES. None of the Obligors shall sell, discount or otherwise dispose of notes, accounts receivable or other obligations owing to any Obligor except for the purpose of collection in the ordinary course of business.

          SECTION 7.10 BANK ACCOUNTS. The Issuer shall not and shall not permit any of its Subsidiaries to establish or maintain any deposit account into which collections and proceeds of Collateral are deposited other than those identified as existing on the Closing Date and disclosed on Schedule 7.10
                                                            -------------
attached hereto.

          SECTION 7.11 RESTRICTIONS ON SALE AND ISSUANCE OF CAPITAL STOCK. None of the Guarantors shall issue any Capital Stock (except that any such Guarantor may issue its Capital Stock to its sole stockholder if such Capital Stock becomes Pledged Securities pursuant to the Security Agreements). In addition, neither the Issuer nor any Subsidiary shall sell or issue, directly or indirectly, any Capital Stock of any Subsidiary of the Issuer (other than to Holders), unless (a) such sale or transfer satisfies all of the requirements for a valid Asset Sale under this Agreement and (b) after giving effect to such sale or transfer, no Obligor beneficially owns any Capital Stock of such former Guarantor.

          SECTION 7.12 LIMITATION ON SECURITY INTEREST RESTRICTIONS. No Obligor shall, directly or indirectly create, incur, assume or suffer to exist any Security Interest Restriction on any right, title or interest to or in any of its properties or assets, except for (a) the Security Interest

Restrictions existing as of the date of this Agreement and expressly identified and described in Schedule 5.01(o) hereto, and (b) Permitted Liens.
                 ----------------

          SECTION 7.13   FIXED CHARGE COVERAGE RATIO TEST.   For each fiscal
quarter in 1997, the Fixed Charge Coverage Ratio shall not be less than 1.0 to
1. At the end of each fiscal quarter of 1998 the Fixed Charge Coverage Ratio from January 1, 1998 through the end of such fiscal quarter shall be at least
1.15 to 1. For each fiscal quarter ending March 31, 1999 and thereafter, the Fixed Charge Coverage Ratio for the current and immediately prior three fiscal quarters shall be at least 1.20 to 1.

          SECTION 7.14   MINIMUM EBITDA TEST.    For each fiscal quarter the
Notes are outstanding, the Issuer shall not permit the EBITDA to be less than the EBITDA Floor, and a Responsible Officer shall certify to the Holders, within 45 days of the end of each quarter, that the Minimum EBITDA Test has been met.

          SECTION 7.15 MINIMUM CONSOLIDATED NET WORTH. The Issuer shall not permit its Consolidated Net Worth, determined at the last day of each fiscal year after the date hereof, to be less than an amount equal to the Net Worth Floor applicable to such date.

          SECTION 7.16 MAXIMUM CAPITAL EXPENDITURES. Capital Expenditures for the Issuer and its Subsidiaries shall not exceed $225,000 for the fourth quarter of 1997, and $2.8 million for calendar year 1998, $3.3 million for calendar year 1999 and $3.5 million for calendar year 2000 on a consolidated basis for each calendar year.

          SECTION 7.17 AMENDMENTS TO THE IBM FACILITY. Issuer shall not consent to any amendment or modification to the IBM Facility without the prior written consent of the Holders.

          SECTION 7.18 AMENDMENTS TO THE ACQUISITION AGREEMENT. Issuer shall not consent to any amendment or modification to the Acquisition Agreement without the prior written consent of the Holders.


                                 ARTICLE VIII
                        EVENTS OF DEFAULT AND REMEDIES

          SECTION 8.01 EVENTS OF DEFAULT. An "EVENT OF DEFAULT" shall exist if any of the following conditions or events shall occur and be continuing:

          (a) any Obligor defaults in the payment of any principal on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

          (b) any Obligor defaults in the payment of any interest on any Note or any other amount due under this Agreement or under the Security Agreements in full, for more than five Business Days after the same becomes due and payable; or

          (c) any Obligor defaults in the performance of or compliance with any term contained in Article VII or in Sections 6.04, 6.05, 6.08, 6.10, 6.14 or
                  -----------       ----------------------------------------
6.15; or
----

          (d) any Obligor defaults in the performance of or compliance with any term contained in Article VI (other than those contained in Sections 6.04, 6.05,
                  ----------                                --------------------
6.08, 6.10, 6.14 or 6.15) and such default is not remedied within 10 Business
------------------------
Days after the earlier of (i) a Responsible Officer of such Obligor obtaining actual knowledge of such default and (ii) such Obligor receiving written notice of such default from any Holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph
(c) of Section 8.01); or
       ------------

          (e) any Obligor defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) (c) and (d) of this Section 8.01) and such default is not remedied within 30 days
                ------------
after the earlier of (i) a Responsible Officer of such Obligor obtaining actual knowledge of such default and (ii) such Obligor receiving written notice of such default from any Holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Section
                                                                       -------
8.01); or
----

          (f) any representation or warranty made in writing by or on behalf of any Obligor or by any officer of any Obligor in any of the Note Documents or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

          (g) (i) any Obligor is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $100,000 beyond any period of grace provided with respect thereto, or (ii) any Obligor is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $100,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the Holder of Indebtedness to convert such Indebtedness into equity interests), (x) any Obligor has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $100,000, or (y) one or more Persons have the right to require any Obligor so to purchase or repay such Indebtedness; or

          (h) if there shall occur a cancellation of, or Default under, any agreement entered into by the Issuer or its Subsidiaries in connection with, or as a result of, the Acquisition; or

          (i) any Obligor (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes a general assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

          (j) any Transaction Document shall, for any reason, not be or shall cease to be in full force and effect except as provided herein or therein or shall be declared null and void or any Transaction Documents shall not give or shall cease to give the Holders the Liens, rights, powers and privileges with respect to the Collateral purported to be created thereby in favor of the Holders superior to and prior to the rights of all third Persons (except to the extent expressly permitted herein or therein) other than by actions of the Holders, provided that no such defect in the Transaction Documents shall give
         --------
rise to an Event of Default under this clause unless such defect or failure shall affect Collateral that is or should be subject to a Lien in favor of the Holders having an aggregate value in excess of $50,000; or

          (k) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the applicable Obligor, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of any Obligor, or any such petition shall be filed against any Obligor and such petition shall not be dismissed within 60 days; or

          (l) a final judgment or judgments for the payment of money aggregating in excess of $100,000 are rendered against one or more of the Obligors and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

          (m) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified any Obligor or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $500,000, (iv) any Obligor or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) any Obligor or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) any Obligor establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of such Obligor thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or
events, could reasonably be expected to have a Material Adverse Effect.   As
used in this Section 8.01(j), the terms "EMPLOYEE BENEFIT PLAN" and "EMPLOYEE
             ---------------
WELFARE BENEFIT PLAN" shall have the respective meanings assigned to such terms in Section 3 of ERISA; or

          (n) if SMS does not comply with the terms of the SMS Intercreditor Agreement; or

          (o) if IBM does not comply with the terms of the IBM Intercreditor Agreement.

           SECTION 8.02  REMEDIES ON EVENT OF DEFAULT, ETC.

           (a) Acceleration.
               ------------

               (i) If an Event of Default with respect to any Obligor described in paragraph (i) or (k) of Section 8.01 (other than an Event of
                                     ------------
Default described in clause (i) of paragraph (i) or described in clause (vi) of paragraph (i) by virtue of the fact that such clause encompasses clause (i) of paragraph (i)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

               (ii) If any Event of Default described in paragraph (a) or (b) of Section 8.01 has occurred and is continuing, any Holder or Holders of Notes
   ------------
at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to each Obligor, declare all the Notes held by it or them to be immediately due and payable.

               (iii) If any other Event of Default has occurred and is continuing, the Agent upon written request of the Required Holders may at any time at its option, by notice or notices to each Obligor, declare all the Notes then outstanding to be immediately due and payable.

          Upon any Notes becoming due and payable under this Section 8.02,
                                                             ------------
whether automatically or by declaration, such Notes will forthwith mature and the entire Unpaid Principal Amount of such Notes times the applicable Redemption Percentage, plus all accrued and unpaid interest thereon (to the full extent permitted by Governing Law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.

          (b)  Series B Preferred Stock Election of a Member of the Board of
               -------------------------------------------------------------
Directors.  If any Default or Event of Default has occurred the holders of the
---------
Series B Preferred Stock of the Issuer shall be entitled pursuant to the terms thereof, immediately to elect one member of the Board of Directors of the Issuer who shall be in addition to the regular members of the Board of Directors elected by holders of the Common Stock and other classes of Preferred Stock.

          (c)  Other Remedies.  If any Default or Event of Default has occurred
               --------------
and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 8.02(a), the Agent,
                                                ---------------
pursuant to directions of the Required Holders, may proceed to protect and enforce the rights of such Holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

          (d)  Rescission.  At any time after any Notes have been declared due
               ----------
and payable pursuant to clause (a)(i) or (a)(ii) of Section 8.02, the Agent upon
                                                    ------------
written request of the Required Holders, by written notice to each Obligor, may rescind and annul any such declaration and its consequences if (a) each Obligor has paid all overdue interest on the Notes, all principal of any Notes that are due and payable and are unpaid other than by reason of such declaration, all interest on such overdue principal and (to the extent permitted by Governing
Law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 10.03, and (c) no judgment or decree has been entered
                   -------------
for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 8.02(c) will extend to or affect any
                                    ---------------
subsequent Event of Default or Default or impair any right consequent thereon.

          (e)  No Waivers or Election of Remedies, Expenses, etc.  No course of
               --------------------------------------------------
dealing and no delay on the part of any Holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such Holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any Holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of each Obligor under Section 9.01, each Obligor will
                                               ------------
pay to the Holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such Holder incurred in any enforcement or collection under this Section 8.02, including, without
                                     ------------
limitation, reasonable attorneys' fees, expenses and disbursements.

                                  ARTICLE IX
                                   THE AGENT

           SECTION 9.01  APPOINTMENT.

          (a) Each Purchaser hereby designates and appoints Canpartners as the Agent of such Purchaser under this Agreement, and each Purchaser hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Agreement and the Transaction Docu ments and to exercise such powers as are set forth herein or therein together with such other powers as are reasonably incidental thereto. The Agent agrees to act as such on the express conditions contained in this Article IX.
                                     ----------

          (b)  The provisions of this Article IX are solely for the benefit of
                                      ----------
the Agent and the Holders and neither the Issuer nor any Subsidiary of the Issuer shall have any rights to rely on or enforce any of the provisions hereof (other than as expressly set forth in Section 9.06). In per forming its
                                      ------------
functions and duties under this Agreement, the Agent shall act solely as agent of the Holders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency, trustee or fiduciary with or for the Issuer or any Affiliate of the Issuer. The Agent may perform any of its duties hereunder, or under the other Transaction Documents, by or through its agents or employees.

          SECTION 9.02 NATURE OF DUTIES. The Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement or in the Transaction Documents. The duties of the Agent shall be mechanical and administrative in nature. The Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Holder. Nothing in this Agreement or any of the Transaction Documents, expressed or implied, is intended to or shall be construed to impose upon the Agent any obligations in respect of this Agreement or any of the other Transaction Documents except as expressly set forth herein or therein. Each Holder shall make its own independent investigation of the financial condition and affairs of the Issuer and Affiliates in connection with the purchase of the Notes hereunder and shall make its own appraisal of the creditworthiness of the Issuer and Guarantors initially and on a continuing basis, and the Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Holder with any credit or other information with respect thereto (except for reports required to be delivered by the Agent under the terms of this Agreement). If the Agent seeks the consent or approval of the Holders to the taking or refraining from taking of any action hereunder, the Agent shall send notice thereof to each Holder. The Agent shall promptly notify each Holder at any time that the Holder so required hereunder has instructed the Agent to act or refrain from acting pursuant hereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes or any amount payable when due) or the other Transaction Documents, the Agent shall not be required to exercise any discretion or take any action. Notwithstanding the foregoing, the Agent shall be required to act or refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Holders (unless the instructions or consent of a greater percentage of Holders are required hereunder or thereunder) and such instructions shall be binding upon all Holders of Notes; provided, however,
                                                              --------  -------
the Agent shall not be required to take any action which (i) the Agent reasonably believes will expose it to personal liability unless the Agent receives an indemnification satisfactory to it from the Holders with respect to such action or (ii) is contrary to this Agreement, the other Transaction Documents or Governing Law. All payments, reports and notices to be made or delivered by the Issuer shall be paid or delivered to the Holders and the Agent.

           SECTION 9.03  RIGHTS, EXCULPATION, ETC.

          (a)  Liabilities; Responsibilities.  None of the Agent, any Affiliate
               -----------------------------
of the Agent, or any of their respective officers, directors, employees or agents shall be liable to any Holder for any action taken or omitted by them hereunder or under any of the Transaction Documents, or in connection therewith, except that no Person shall be relieved of any liability imposed by law for gross negligence or willful misconduct. The Agent shall not be liable for any apportionment or distribution of payments made by it in good faith, if any, and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Holder to whom payment was due, but not made, shall be to recover from other Holders any payment in excess of the amount to which they are determined to have been entitled. The Agent shall not be responsible to any Holder for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, legality, enforceability, collectibility, or sufficiency of this Agreement or any of the other Transaction Documents or the transactions contemplated thereby, or for the financial condition of the Issuer or any of its Affiliates or the Guarantors. The Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the other Transaction Documents or the financial condition of the Issuer or any of its Affiliates or the Guarantors, or the existence or possible existence of any potential Event of Default or Event of Default.

          (b)  Right to Request Instructions.  The Agent may at any time request
               -----------------------------
instructions from the Holders with respect to any actions or approvals which by the terms of any of the Transaction Documents the Agent is permitted or required to take or to grant, and the Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Transaction Documents until it shall have received such instructions from those Holders from whom the Agent is required to obtain such instructions for the pertinent matter in accordance with the Transaction Documents. Without limiting the generality of the foregoing, no Holder shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting under the Transaction Documents in accordance with the instructions of the Required Holders or, where required by the express terms of this Agreement, a greater proportion of the Holders.

          SECTION 9.04 RELIANCE. The Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the Transaction Documents and its duties hereunder or thereunder, upon advice of legal counsel (including counsel for the Issuer), independent public accountants and other experts selected by it.

          SECTION 9.05. INDEMNIFICATION. To the extent that the Agent is required to be reimbursed and indemnified by the Issuer but is not reimbursed and indemnified by the Issuer, the Holders will reimburse and indemnify the Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it in any way relating to or arising out of the Transaction Documents or any action taken or omitted by the Agent under the Transaction Documents, in proportion to each Holders pro rata share of the Notes; provided that Issuer shall have no obligation to indemnify the Agent for any and all liabilities described in this Section 9.05 which result from the gross negligence or willful misconduct of the Agent. The obligations of the Holders under this Section 9.05
                                                                    ------------
shall survive the payment in full of the Obligations and all other Obligations and the termination of this Agreement.

          SECTION 9.06.  SUCCESSOR AGENTS.

          (a)  Resignation. The Agent may resign from the performance of all its
               -----------
functions and duties hereunder at any time by giving at least thirty (30) Business Days' prior written notice to the Issuer and the Holders. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to this Section 9.06.
                             ------------

          (b)  Appointment by Required Holders.  Upon any such notice of
               -------------------------------
resignation, the Required Holders shall have the right to appoint a successor Agent selected from among the Holders which appointment shall be subject to the prior written approval of the Issuer (which may not be unreasonably withheld, and shall not be required upon the occurrence and during the continuance of an Event of Default).

          (c)  Appointment by Retiring Agent.  If a successor Agent shall not
               -----------------------------
have been appointed within the thirty (30) Business Day period provided in clause (a) of this Section 9.06, the retiring Agent, with the consent of the
----------         ------------
Issuer (which may not be unreasonably withheld, and shall not be required upon the occurrence and during the continuance of an Event of Default), shall then appoint a successor Agent who shall serve as Agent until such time, if any, as the Required Holders appoint a successor Agent as provided above.

          (d)  Rights of the Successor and Retiring Agents.  Upon the acceptance
               -------------------------------------------
of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article
                                                                        -------
IX shall inure to its benefit as to any actions taken or omitted to be taken by
--
it while it was the Agent under this Agreement.

          SECTION 9.07. RELATIONS AMONG HOLDERS. Each Purchaser agrees that it will not take any legal action, nor institute any actions or proceedings, against the Issuer or any other Obligor hereunder or with respect to any Collateral, without the prior written consent of the Required Holders. Without limiting the generality of the foregoing, no Holder may accelerate or otherwise enforce its portion of the Obligations, except in accordance with Section 8.02.
                                                                  ------------

           SECTION 9.08. CONCERNING THE COLLATERAL AND THE TRANSACTION
DOCUMENTS.

          (a)  Authority.  Each Purchaser authorizes and directs the Agent to
               ---------
enter into the Transaction Documents relating to the Collateral for the benefit of the Holders. Each Purchaser agrees that any action taken by the Agent or the Required Holders (or, where required by the express terms of this Agreement, a greater proportion of the Holders) in accordance with the provisions of this Agreement or the other Transaction Documents, and the exercise by the Agent or the Required Holders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Holders. Without limiting the generality of the foregoing, the Agent shall have the sole and exclusive right and authority to (i) act as the disbursing and collecting agent for the Holders with respect to all payments and collections arising in connection with the Transaction Documents relating to the collection of the Collateral and proceeds therefrom; (ii) execute and deliver each Transaction Document relating to the Collateral and accept delivery of each such agreement delivered by the Issuer, any of its Subsidiaries or Guarantors a party thereto; (iii) act as collateral agent for the Holders for purposes of the perfection of all security interests and Liens created by such agreements and all other purposes stated therein; provided, however, the Agent hereby appoints,
                                   --------  -------
authorizes and directs the Holders to act as collateral sub-agent for the Agent for purposes of the perfection of all security interests and Liens; (iv) manage, supervise and otherwise deal with the Collateral; (v) take such action as is necessary or desirable to maintain the perfection and priority of the security interests and liens created or purported to be created by the Transaction Documents; and (vi) except as may be otherwise specifically restricted by the terms of this Agreement or any other Transaction Document, exercise all remedies given to the Agent or the Holders with respect to the Collateral under the Transaction Documents relating thereto, Governing Law or otherwise.

           (b) Release of Collateral.
               ---------------------

               (i) Each Purchaser hereby directs, in accordance with the terms of this Agreement, the Agent to release any Lien held by the Agent for the benefit of the Holders:

                    (A) against all of the Collateral, upon final and indefeasible payment in full of the Obligations and termination of this Agreement;

                    (B) against any part of the Collateral sold or disposed of by the Issuer or any of its Subsidiaries, if such sale or disposition is permitted by Section 7.02 and 7.03 or is otherwise consented to by the
                  ---------------------
     Required Holders, as certified to the Agent by the Issuer in an Officer's Certificate; and/or

                    (C) against any part of the Collateral consisting of a promissory note, upon final and indefeasible payment in full of the Indebtedness evidenced thereby.

               (ii) Each Purchaser hereby directs the Agent to execute and deliver or file such termination and partial release statements and do such other things as are necessary to release Liens to be released pursuant to this
Section 9.08(b) promptly upon the effectiveness of any such release.
---------------

                                   ARTICLE X
                                 SUBORDINATION

          SECTION 10.01. NOTES SUBORDINATED TO SENIOR DEBT. Notwithstanding any other provision contained herein, the Issuer covenants and agrees and each Holder of the Notes, by his acceptance thereof likewise covenants and agrees, that all Notes shall be issued subject to the provisions of the IBM Intercreditor Agreement, which agreement shall be binding upon each Holder, and each Person holding any Security, whether upon original issue or upon transfer, assignment or exchange thereof accepts and agrees that the payment of the principal of, interest on and any other claims of the Holders of Notes in respect of the Notes by the Issuer shall, to the extent and in the manner set forth in the IBM Intercreditor Agreement, be subordinated and junior in right of payment to the prior indefeasible payment in full, in cash or cash equivalents, of Senior Debt.

                                  ARTICLE XI
                                 MISCELLANEOUS

          SECTION 11.01. EXPENSES, ETC. Whether or not the transactions contemplated hereby are consummated, each Obligor agrees, jointly and severally to pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by the Holders of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a Holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of any Obligor or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. Each Obligor will pay, and will save each Holder harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by such Holder). The obligations of each Obligor under this
Section 11.01 will survive the payment or transfer of any Note, the enforcement,
-------------
amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

          SECTION 11.02. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT. All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Holder of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent Holder of a Note, regardless of any investigation made at any time by or on behalf of any Holder. All statements contained in any certificate or other instrument delivered by or on behalf of each Obligor pursuant to this Agreement shall be deemed representations and warranties of each Obligor under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between each Holder and each Obligor and supersede all prior agreements and understandings relating to the subject matter hereof.

          SECTION 11.03.  AMENDMENT AND WAIVER.

          (a)  Requirements.
               ------------

               (i) This Agreement, the Notes and the other Transaction Documents may be amended, and the observance of any term hereof or thereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of each Obligor and the Required Holders, except that no amendment or waiver of any of the provisions of Sections 2.01, 4.01, 4.02 or
                                                   ----------------------------
11.07 hereof, or any defined term relating to such sections (as it is used
-----
therein), will be effective as to any Holder unless consented to by such Holder in writing, and no such amendment or waiver may, without the written consent of all Holders affected thereby, subject to the provisions of Section 8.02 relating
                                                           ------------
to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest on, the Notes, change the percentage of the principal amount of the Notes the Holders of which are required to consent to any such amendment or waiver, or amend any of Sections 8.01(a), 8.01(b), 8.02,
                                              -------------------------------
11.03 or 11.06.
--------------

               (ii) Any amendment, modification, termination, waiver or consent with respect to any of the following provisions of this Agreement shall be effective only by a written agreement, signed by each Holder:

                    (A) release of any Guarantor of the Obligations or all or a substantial portion of the Collateral (except as provided in Section 9.08(b)),
                                                             ---------------

                    (B)  waiver of any Event of Default described in Section
                                                                     -------
8.01.
----

          (b)  Agent Authority.  The Agent may, but shall have no obligation to,
               ---------------
with the written concurrence of any Holder, execute amendments, modifications, waivers or consents on behalf of that Holder. Notwithstanding anything to the contrary contained in this Section 11.03, no amendment, modification, waiver or
                           -------------
consent shall affect the rights or duties of the Agent under this Agreement or the other Transaction Documents, unless made in writing and signed by the Agent in addition to the Holders required above to take such action.

          (c)  Delivery of Amendments, Waivers, etc.  Each Obligor will deliver
               -------------------------------------
executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 11.03 to each Holder of
                                            -------------
outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Holders of Notes.

          (d)  Payment.  Each Obligor will not directly or indirectly pay or
               -------
cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any Holder of Notes as consideration for or as an inducement to the entering into by any Holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each Holder of Notes then outstanding even if such Holder did not consent to such waiver or amendment.

          (e)  Binding Effect, etc.  Any amendment or waiver consented to as
               -------------------
provided in this Section 11.03 applies equally to all Holders of Notes and is
                 -------------
binding upon them and upon each future Holder of any Note and upon each Obligor without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between each Obligor and the Holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any Holder of such Note.

          (f)  Notes held by each Obligor, etc.  Solely for the purpose of
               --------------------------------
determining whether the Holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the Holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by each Obligor or any of its Affiliates shall be deemed not to be outstanding.

          SECTION 11.04. NOTICES. All notices and communications provided for hereunder shall be in writing and sent by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or by registered or certified mail with return receipt requested (postage prepaid), or by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent to the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11.04):
                                     -------------

          (a)  if to any Obligor, to the care of:

               Western Micro Technology, Inc.
               254 E. Hacienda Avenue
               Campbell, CA 95008
               Attention:  James W. Dorst

               Telecopier: (408) 341-4768

               with a copy to:

               Pillsbury Madison & Sutro
               2700 Sand Hill Road
               Menlo Park, CA 94025-7087
               Attention:  Katharine Martin, Esq.
               Telecopier: (415) 233-4545

          (b)  if to the Agent, to the care of:

               Canyon Partners Incorporated
               9665 Wilshire Boulevard
               Beverly Hills, California 90212
               Attention:  Scott A. Imbach
               Telecopier: (310) 247-2701

               with a copy to:

               Robert Fleming Inc.
               320 Park Avenue, 11th Floor
               New York, New York  10022
               Attention:  Michael E. Rowe
               Telecopier:  (212) 508-3679

               with a copy to:

               Sidley & Austin
               555 West Fifth Street
               Los Angeles, California 90013
               Attention:  Gary J. Cohen, Esq.
               Telecopier:  (213) 896-6600

          (c) if to any other Holder, to its address shown on the Note register to be maintained by the Issuer, on behalf of the Issuer, pursuant to Section
                                                                     -------
2.02.
----

Notices under this Section 11.04 will be deemed given only when actually
                   -------------
received.

          SECTION 11.05. REPRODUCTION OF DOCUMENTS. This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by the Purchasers at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Holder, may be reproduced by the Holders by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and each Holder may destroy any original document so reproduced. Each Obligor agrees and stipulates that, to the extent permitted by Governing Law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by any Holder in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This
Section 11.05 shall not prohibit each Obligor or any other Holder of Notes from
-------------
contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

          SECTION 11.06.  CONFIDENTIAL INFORMATION.  For the purposes of this
Section 11.06, "CONFIDENTIAL INFORMATION" means information delivered to any
-------------
Holder by or on behalf of each Obligor in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Holder as being confidential information of each Obligor, provided that such term does not include information that (a) was publicly known
--------
to any Holder prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by any Holder or any Person acting on behalf of any Holder, (c) otherwise becomes known to any Holder other than through disclosure by each Obligor or its representatives or (d) constitutes financial statements delivered to any Holder under Section 6.01 that are
                                                   ------------
otherwise publicly available. Each Holder will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Holder in good faith to protect confidential information of third parties delivered to such Holder, provided that each Holder may deliver or disclose
                          --------
Confidential Information to its (i) directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this
Section 11.06, (iii) any other Holder of any Note, (iv) any Person to which such
-------------
Holder sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section
                                                                       -------
11.06), (v) any Person from which such Holder offers to purchase any security of
-----
each Obligor (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 11.06),
                                                               -------------
(vi) any federal or state regulatory authority having jurisdiction over such Holder, (vii) any nationally recognized rating agency that requires access to information about such Holder's investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any Requirement of Law applicable to such Holder, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Holder is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Holder may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Holder's Notes and this Agreement. Each Holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this
Section 11.06 as though it were a party to this Agreement.  On
-------------
reasonable request by each Obligor in connection with the delivery to any Holder of a Note of information required to be delivered to such Holder under this Agreement or requested by such Holder (other than a Holder that is a party to this Agreement or its nominee), such Holder will enter into an agreement with each Obligor embodying the provisions of this Section 11.06.
                                              -------------

          SECTION 11.07.  TRANSFERS OF NOTES.  Subject to the requirements of
Section 2.02(a), the Purchasers and any subsequent Holder shall have the right
---------------
to transfer the Notes held by any such Person to any other Person, by written notice to each Obligor, which notice shall be signed by both the Purchasers and such transferee, shall contain such transferee's agreement to be bound by this Agreement and the Notes shall contain a confirmation by such transferee of the accuracy with respect to it of the representations set forth in Section 5.02.
                                                                ------------
As a condition to any transfer of a Note, the Issuer may require appropriate documentation to evidence compliance with applicable securities laws, including an opinion of counsel with respect thereto. Upon receipt of such notice, wherever the word "Purchaser" or "Holder" is used in this Agreement (other than in this Section 11.07), such word shall be deemed to refer to such transferee in
        -------------
lieu of the Purchaser or such Holder, as the case may be. No transfer of any Note shall relieve the transferring Holder of its obligations under Section
                                                                    -------
11.06.
-----

          SECTION 11.08. SUCCESSORS AND ASSIGNS. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent Holder of a Note) whether so expressed or not.

          SECTION 11.09. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

          SECTION 11.10. CONSTRUCTION. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

          SECTION 11.11. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

          SECTION 11.12. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of

California excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

          SECTION 11.13. WAIVER OF RIGHT TO TRIAL BY JURY. OBLIGORS AND HOLDERS WAIVE ANY RIGHT TO TRIAL BY JURY ON ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION
(a) ARISING UNDER THIS AGREEMENT OR ANY OTHER DOCUMENT OR INSTRUMENT REFERRED TO HEREIN OR DELIVERED IN CONNECTION HEREWITH, OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE OBLIGORS AND THE HOLDERS WITH RESPECT TO THIS AGREEMENT OR ANY OTHER DOCUMENT OR INSTRUMENT REFERRED TO HEREIN OR DELIVERED IN CONNECTION HEREWITH IN EACH CASE WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE, OBLIGORS AND HOLDERS AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF OBLIGORS AND HOLDERS TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. OBLIGORS AND HOLDERS ACKNOWLEDGE THAT THEY HAVE HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL REGARDING THIS SECTION THAT THEY FULLY UNDERSTAND ITS TERMS, CONTENT AND EFFECT, AND THAT THEY VOLUNTARILY AND KNOWINGLY AGREE TO THE TERMS OF THIS SECTION.

          SECTION 11.14. INDEMNIFICATION. The Issuer hereby indemnifies and agrees to defend and hold harmless each Holder and its directors, officers, agents, employees and counsel from and against any and all losses, claims, damages, liabilities, deficiencies, judgments or expenses incurred by any of them (except to the extent that it is finally judicially determined to have resulted from its own gross negligence or willful misconduct) arising out of or by reason of (a) any actual or proposed use by any Issuer or any other Person of the proceeds of the Notes, (b) any litigation, investigations, claims or proceedings which arise out of or are in any way related to (i) the Note Documents or the transactions contemplated hereby or (ii) any aspect of the Acquisition or any transaction arising under or relating to the Transaction Documents, including, without limitation, amounts paid in settlement, court costs and the fees and disbursements of counsel incurred in connection with any such litigation, investigation, claim or proceeding or any advice rendered in connection with any of the foregoing and (c) any remedial or other action taken by an Obligor or any of the Holders in connection with compliance by any Obligor, or any of its properties, with any federal, state or local environmental laws, acts, rules, regulations, orders, directions, ordinances, criteria or guidelines. Without limiting any provision of this Agreement, it is the express intention of the parties hereto that each Person indemnified hereunder shall be indemnified and held harmless against any and all losses, liabilities, claims or damages arising out of or resulting from the sole or concurrent negligence of such Person. Without prejudice to the survival of any other Obligations of the Obligors hereunder and under the other Note Documents, the Obligations of each Obligor under this Section 11.13 will survive the
                                           -------------
payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

          SECTION 11.15. MAXIMUM RATE. Notwithstanding anything to the contrary contained elsewhere in this Agreement or in any other Note Document, the Obligors and the Holders hereby agree that all agreements among them under this Agreement and the other Note Documents, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever shall the amount paid, or agreed to be paid, to any Holder for the use, forbearance, or detention of the money loaned to the Issuer and evidenced hereby or thereby or for the performance or payment of any covenant or obligation contained herein or therein, exceed the Highest Lawful Rate. If due to any circumstance whatsoever, fulfillment of any provisions of this Agreement or any of the other Note Documents at the time performance of such provision shall be due shall exceed the Highest Lawful Rate, then, automatically, the obligation to be fulfilled shall be modified or reduced to the extent necessary to limit such interest to the Highest Lawful Rate, and if from any such circumstance any Holder should ever receive anything of value deemed interest by Governing Law which would exceed the Highest Lawful Rate, such excessive interest shall be applied to the reduction of the principal amount then outstanding hereunder or on account of any other then outstanding Obligations and not to the payment of interest, or if such excessive interest exceeds the principal unpaid balance then outstanding hereunder and such other then outstanding Obligations, such excess shall be refunded to the Issuer. All sums paid or agreed to be paid to any Holder for the use, forbearance, or detention of the Obligations and other Indebtedness of the Issuer to the Holders, to the extent permitted by Governing Law, shall be amortized, prorated, allocated and spread throughout the full term of such Indebtedness, until payment in full thereof, so that the actual rate of interest on account of all such Indebtedness does not exceed the Highest Lawful Rate throughout the entire term of such Indebtedness. The terms and provisions of this Section 11.14 shall
                                                            -------------
control every other provision of this Agreement and all agreements among the Obligors and the Holders.

                                *      *      *

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

ISSUER:                                                        AGENT:
-------                                                        ------
WESTERN MICRO TECHNOLOGY, INC.,                                CANPARTNERS INVESTMENTS IV, LLC,
a Delaware corporation                                         a California limited liability company



By:   /s/ James W. Dorst                                       By:     /s/ Scott A. Imbach
     --------------------------                                       --------------------------------
     James W. Dorst                                                   Scott A. Imbach
     Chief Financial Officer                                          Attorney-In-Fact


PURCHASERS:
----------

CANPARTNERS INVESTMENTS IV, LLC,                               ROBERT FLEMING INC.,
a California limited liability company                         a Delaware corporation


By:    /s/ Scott A. Imbach                                     By:   /s/ Arthur Levy
      ---------------------------------------                       ----------------------------------
      Scott A.Imbach                                                Name:   Arthur Levy
      Attorney-in-Fact                                              Title:  Vice Chairman

GUARANTORS:
___________

WMT ACQUISITION CORP.,                                         SAVOIR TECHNOLOGY GROUP, INC.,
a California corporation,                                      a Delaware corporation,


By:   /s/ James W. Dorst                                       By:  /s/ James W.Dorst
      --------------------------------------                       ----------------------------------
      James W.Dorst                                                 James W.Dorst
      Chief Financial Officer                                       Chief Financial Officer

STAR MANAGEMENT SERVICES, INC.,                                     INET SYSTEMS, INC.,
a Delaware corporation,                                             a Texas corporation,


By:   /s/ Carlton Joseph Mertens, II                           By:  /s/ Carlton Joseph Mertens, II
      --------------------------------------                        ---------------------------------
      Carlton Joseph Mertens II                                     Carlton  Joseph Mertens II
      President                                                     President

                             SIGNATURE PAGE 1 OF 2

STAR DATA INTERNATIONAL
a company organized under the laws of the Virgin Islands

By:   /s/ Carlton Joseph Mertens II
     --------------------------------
     Carlton Joseph Mertens II
     President

                             SIGNATURE PAGE 2 OF 2

SIRIUS INVESTMENTS,INC.;                   STAR DATA SYSTEMS, INC.,
a Nevada corporation                          a Texas corporation


By:  /s/ Carlton Joseph Mertens II          By:  /s/ Carlton Joseph Mertens II
     --------------------------------            -------------------------------
     Carlton Joseph Mertens II                   Carlton Joseph Mertens II
     President                                   President

                          ADD'L SUBS SIGNATURE PAGE 3

                                   EXHIBIT A

                               FORM OF THE NOTE
                               ----------------

     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS.

     THIS NOTE IS SUBJECT TO THE TERMS OF A SUBORDINATION AND INTERCREDITOR AGREEMENT IN FAVOR OF IBM CREDIT CORPORATION, WHICH SUBORDINATION AND INTERCREDITOR AGREEMENT CONTAINS CERTAIN SUBORDINATION PROVISIONS AND IS INCORPORATED HEREIN BY REFERENCE. NOTWITHSTANDING ANY CONTRARY STATEMENT CONTAINED IN THIS NOTE, NO PAYMENT ON ACCOUNT OF THE PRINCIPAL, PREMIUM, IF ANY, OR INTEREST HEREOF SHALL BECOME DUE OR BE PAID EXCEPT IN ACCORDANCE WITH THE TERMS OF SUCH SUBORDINATION AND INTERCREDITOR AGREEMENT.



                        WESTERN MICRO TECHNOLOGY, INC.,
                                    Issuer

       13.5% SECOND PRIORITY SENIOR SECURED NOTES DUE SEPTEMBER 30, 2000

                                                        No. 1 September __, 1997
$[________]

          FOR VALUE RECEIVED, the undersigned, WESTERN MICRO TECHNOLOGY, INC., a Delaware corporation (the "ISSUER") hereby promises to pay to ______________________, or registered assigns, the principal sum of _______ DOLLARS ($_______) on September 30, 2000, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 1.125% per month from the date hereof, payable monthly, on the 1st day of each month, commencing with November 1, 1997, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal and any overdue payment of interest (as defined in the Agreement (as defined below)), payable monthly as aforesaid (or, at the option of the registered Holder (as defined in the Agreement) hereof, on demand), at a rate per annum from time to time equal to the Default Rate (as defined in the Agreement).

                                 EXHIBIT A - 1

          Payments of principal of and interest on this Note are to be made in lawful money of the United States of America by the method and to the address or account specified with respect to the holder hereof pursuant to Section 2.05 of the Agreement.

          This Note is one of a duly authorized issue of Notes of the Issuer designated as its 13.5% Second Priority Senior Secured Notes Due September 30, 2000 (herein called the "Notes"), limited in aggregate principal amount to $15,700,000 issued and to be issued under a Note Purchase Agreement dated as of September 30, 1997 among Issuer, Robert Fleming Inc. and Canpartners Investments IV, LLC as Purchasers, Canpartners Investments IV, LLC, as Agent for the Purchasers, and WMT Acquisition Corp., Savoir Technology Group, Inc., Star Management Services, Inc., Inet Systems, Inc., Star Data International, Sirius Investments, Inc., and Star Data Systems, Inc. (herein called the "Agreement"), to which Agreement and all Agreements supplemental thereto reference is hereby made for a statement of the respective rights, thereunder of the Issuer, the holders of Senior Debt and the Holders of the Notes. Pursuant to the Agreement, the Holders of Notes are also entitled to the benefits of a Security and Pledge Agreement, dated September 30, 1997 between the Issuer and the Agent thereunder. The terms of the Notes include those stated in the Agreement. The Notes are subject to all such terms, and holders are referred to the Agreement for a statement of such terms. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Agreement.

          The Issuer hereby acknowledges and makes this Note a registered obligation for United States withholding tax purposes. The Issuer shall be the registrar for this Note (the "REGISTRAR") with full power of substitution. In the event the Registrar becomes unable or unwilling to act as registrar for this Note, the Issuer shall reasonably designate a successor Registrar. If the Holder is a foreign person, by its acceptance of this Note, the Holder hereby agrees to provide the Issuer with a completed Internal Revenue Service Form W-8 (Certificate of Foreign Status) or a substantially similar form for such Holder, participants or other affiliates who are holders of beneficial interests in this Note. Notwithstanding any contrary provision contained in this Note or any of the other Note Documents (as defined in the Agreement), neither this Note nor any interests herein may be sold, transferred, hypothecated, participated or assigned to any Person (as defined in the Agreement) except upon satisfaction of the conditions specified in this paragraph. The Holder, by its acceptance of this Note, agrees to be bound by the provisions of this paragraph and to indemnify and hold harmless the Registrar against any and all loss or liability arising from the disposition by the Holder of this Note or any interest herein in violation of this paragraph. The Registrar shall keep at its principal executive office (or an office or agency designated by it by notice to the last registered Holder) a ledger, in which, subject to such reasonable regulations as it may prescribe, but at its expense (except as specified below), it shall provide for the registration and transfer of this Note. No sale, transfer, hypothecation, participation or assignment of this Note or any interest herein shall be effective for any purpose until it shall be registered on the books of the Registrar to be maintained for such purpose. The Registrar shall record the transfer of this Note on the books maintained for this purpose upon receipt by the Registrar at the office or agency designated by the Registrar of (a) a written assignment of this Note (or the applicable interest herein), (b) funds sufficient to pay any transfer taxes payable upon the making of such transfer as well as the cost of reviewing the documents presented to the Registrar, and (c) such evidence of due execution as the Registrar shall

                                 EXHIBIT A - 2
reasonably require. The Registrar shall record the transfer of this Note on the books maintained for such purpose at the cost and expense of the assignee.

          This Note is subject to prepayment, in whole or from time to time in part, at the times and on the terms specified in that certain Agreement, but not otherwise.

          If an Event of Default, as defined in the Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price and with the effect provided in the Agreement.

          Issuer, for itself and its successors and assigns, hereby: (i) waives demand, presentment for payment, notice of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notice, filing of suit and diligence in collecting this Note or enforcing any of its remedies, (ii) agrees that Holder shall not be required first to institute suit or exhaust its remedies hereon against Issuer or others liable or to become liable hereon or to enforce its rights against them and (iii) consents to any extension or postponement of time of payment of this Note and to any other indulgence with respect hereto without notice thereof to Issuer. This Note, and the terms, conditions and provisions hereof, may not be changed, modified, amended or terminated except as provided in the Agreement.

          This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of California excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State ("Governing Law").

          Notwithstanding anything to the contrary contained elsewhere in this Note or in any other Note Document, the Issuer and the Holder of this Note hereby agree that all agreements among them under this Note and the other Note Documents, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever shall the amount paid, or agreed to be paid, to the Holder for the use, forbearance, or detention of the money loaned to the Issuer and evidenced hereby or thereby or for the performance or payment of any covenant or obligation contained herein or therein, exceed the Highest Lawful Rate (as defined below). If due to any circumstance whatsoever, fulfillment of any provision of this Note or any of the other Note Documents at the time performance of such provision shall be due shall exceed the Highest Lawful Rate, then, automatically, the obligation to be fulfilled shall be modified or reduced to the extent necessary to limit such interest to the Highest Lawful Rate, and if from any such circumstance the Holder should ever receive anything of value deemed interest by Governing Law which would exceed the Highest Lawful Rate, such excessive interest shall be applied to the reduction of the principal amount then outstanding hereunder or on account of any other then outstanding Obligations (as defined in the Agreement) and not to the payment of interest, or if such excessive interest exceeds the principal unpaid balance then outstanding hereunder and such other then outstanding Obligations, such excess shall be refunded to the Issuer. All sums paid or agreed to be paid to the Holder for the use, forbearance, or detention of the Obligations and other Indebtedness of the Issuer to the Holder, to the extent permitted by Governing Law, shall be amortized, prorated, allocated and spread throughout the full term of such Indebtedness, until payment in full thereof, so

                                 EXHIBIT A - 3
that the actual rate of interest on account of all such Indebtedness does not exceed the Highest Lawful Rate throughout the entire term of such Indebtedness. For purposes of this paragraph, "HIGHEST LAWFUL RATE" means, at any given time during which any Obligations shall be outstanding hereunder, the maximum nonusurious interest rate that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Obligations evidenced by this Note, under the laws of the State of California (or the law of any other jurisdiction whose laws may be mandatorily applicable notwithstanding other provisions of this Note and the other Note Documents), or under applicable federal laws which may presently or hereafter be in effect and which allow a higher maximum nonusurious interest rate than under the laws of the State of California (or such other jurisdiction's law), in any case after taking into account, to the extent permitted by applicable law, any and all relevant payments or charges under this Note and any other Note Documents and any available exemptions, exceptions and exclusions. The terms and provisions of this paragraph shall control every other provision of this Note and all agreements between the Issuer and the Holder.


          IN WITNESS WHEREOF, the Issuer has executed this Note on the date first written above.

                                         WESTERN MICRO TECHNOLOGY, INC.,
                                         a Delaware corporation

                                         By: ____________________________
                                             P. Scott Munro
                                             President

                                 EXHIBIT A -4